Filed pursuant to Rule 433(d)

Registration Statement No. 333-127834

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

PRELIMINARY TERM SHEET

$491,988,000

(APPROXIMATE)

Citigroup Mortgage Loan Trust Inc.

Depositor

Mortgage Pass-Through Certificates

Series 2006-AR2

CitiMortgage, Inc.

Master Servicer

Citigroup Global Markets Realty, Corp.

Sponsor

Wells Fargo Bank N.A.

Servicer

The following is a preliminary Term Sheet. All terms and statements are subject to change.

March 21, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Pavithra Jayaraman	(212) 723-6386	pavithra.jayaraman@citigroup.com
Jon Riber	(212) 723-9937	jonathan.riber@citigroup.com
Matt Fallon	(212) 723-6334	matthew.c.fallon@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
James Vosotas	(212) 723-5293	james.vosotas@citigroup.com
Vadim Krisyan	(212) 723-6590	vadim.krisyan@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Term Sheet Date Prepared: March 20, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.,

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR2

Approximate Total Principal Amount Offered: $ [491,988,000]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat) (2)	Pymt Window (Mos) (Roll/Mat) (2)	Certificate Interest Rates	Delay Day	Type	Expected Ratings (Fitch/Moody’s)
I-A1	$[161,220,000]	[TBD]	1-60 /1-360	WAC	24	Sr Senior (Group I-1)	[AAA/Aaa]
I-A2	$[308,675,000]	[TBD]	1-60 /1-360	WAC	24	Sr Senior (Group I-2)	[AAA/Aaa]
I-AB	$[ 22,093,000]	[TBD]	1-60 /1-360	WAC	24	Sr Support (Group I-1 and Group I-2)	[AAA/Aa1]
I-R
B-1	These classes will not be offered
B-2
B-3
B-4
B-5
B-6

(1)	The class sizes are approximate and subject to +/- 5% variance and final rating agency levels.
(2)	The WAL and Payment Windows to Roll for the Class A Certificates are shown assuming all loans are paid on their first reset date (“CPB”) at pricing speed of 25% CPR.

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Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR2
Offered
Certificates:

Approximately $[491,988,000] variable-rate Class I-A1 and Class I-A2 Certificates (collectively referred to as the “Super Senior Certificates”) and Class I-AB Certificates (the “Senior Support Certificates” and along with Super Senior Certificates, referred to as the “Class A Certificates”) will be offered pursuant to this term sheet.

Senior Support
Certificates:	The Class I-AB Certificates. The Class I-AB Certificates will be comprised of the I-A1 Component and the I-A2 Component.

Senior Support
Components:	The I-A1 Component and the I-A2 Component.

Non-Offered
Certificates:

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (collectively referred to as the “Class B Certificates” or the “Subordinate Certificates”) and the Class R Certificate (the “Residual Certificates”) will not be offered.

Cut-off Date:	March 1, 2006

Settlement Date:	On or about March 30, 2006.

Distribution Dates:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in April 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR2. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty, Corp.

Servicer:	Wells Fargo Bank N.A.

Originators:	Wells Fargo Bank N.A., Mortgage Access Corp. D/B/A Weichert Financial Services, Quicken Loans Inc., and MortgageIT, Inc.
Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Mortgage

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Loans:

The mortgage loans to be included in the Trust for the benefit of the Offered Certificates will be approximately 1,301 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $515,801,469 (“Mortgage Loans”). The mortgage rates on the Mortgage Loans are determined based on a 6 Month LIBOR, 12 Month LIBOR or 1 Year CMT index and have initial rate adjustments occurring five years after the first Distribution Date. The rate adjustment frequency of the Mortgage Loans is semi-annual and annual after the initial rate adjustment. The Mortgage Loans will be divided into two subgroups: Subgroup 1, consisting of conforming Mortgage Loans and Subgroup 1, consisting of conforming and non-conforming Mortgage Loans.

Structure:	Senior/Subordinate, shifting interest.

Pass-Through Rate:	For each Class of the Super Senior Certificates, the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Subgroup.

For the Class I-AB Certificates, the weighted average of the Group I-1 Net Mortgage Rate and Group I-2 Net Mortgage Rate, weighted on the basis of the Senior Support Component for the related loan groups.

For the Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each Subgroup, the current principal balance of the related Super Senior Certificates and the related Senior Support Component), of (i) the weighted average of the Net Mortgage Rates of the Group I-1 Mortgage Loans, and (ii) the weighted average of the Net Mortgage Rates of the Group I-2 Mortgage Loans.

Net Mortgage Rate:	The gross mortgage rate of the related mortgage loans less the servicing and administration fee rates.

Credit Enhancement:

Credit enhancement for the Class A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class B Certificates will be subordinate to, and provide credit enhancement for, the Class A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:

Certificates	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class A Certificates	Aaa/AAA	4.45% (+/- 25 bps)

* Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:

For any Distribution Date will be the scheduled payments collected or advanced on the Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less the servicing fees, administrative fees and certain expenses of the trust.

Due Period:

With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Payment Priority:

On each Distribution Date, the Paying Agent will first pay to the Class A Certificates the amounts of interest and then principal payable to such Certificates from available funds. The Paying Agent will then pay interest and then principle as applicable to the Class B Certificates from the remaining available funds from the Mortgage Loans.

The following distributions and in the following order of priority to the extent of available funds:

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1.	Distributions of interest, concurrently, to the holders of the Class A Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;
2.

Distributions of principal, concurrently, to the holders of the Class A Certificates (and on the first distribution date, the Class R Certificates, each class’s allocable share of principal distributable to the Class A Certificates, and

3.

From remaining available funds, distributions of interest sequentially and then distribution of principal sequentially to the Class B Certificates in order of their numerical class designations, beginning with the Class B-1, until each class of Class B Certificates shall have received

•	Interest at the applicable Pass-Through Rate
•	Such class’ allocable share of principal distributable to the Class B Certificates
Allocation of Losses:

Realized losses on the Mortgage Loans will be allocated to the Class B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each Class B Certificates has been reduced to zero. Thereafter, realized losses on the Mortgage Loans will be allocated to the Class I-AB Certificates and, if the certificate principal balance of the Class I-AB Certificates has been reduced to zero, then to then the Class I-A1 Certificates (if the realized loss is on a Group I-1 Mortgage Loan) or to the Class I-A2 Certificates (if the realized loss is on a Group I-2 Mortgage Loan), as applicable. Realized losses allocated to a class of certificates will be affected by reducing the certificate principal balance of such class by the amount so allocated. Once realized losses are allocated, such amounts will no longer accrue interest and will not be reinstated.

Class	Loss Protection
Super Senior Certificates	8.90% (+/- 25bps)
Senior Support Certificates	4.45% (+/- 25bps)

Allocation of Scheduled

Principal:

On each Distribution Date, the Class A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and the Class B Certificates will be entitled to receive the Subordinate Percentage of all scheduled principal collected or advanced. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the mortgage loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled

Principal:

The Class A Certificates will be entitled to receive 100% of the unscheduled principal received on the Mortgage Loans through the Distribution Date in March 2013. After such time the prepayment percentages for the Class A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The prepayment percentages for the Class B Certificates will be as follows:

April 2013 – March 2014	30% of their pro rata share
April 2014 – March 2015	40% of their pro rata share
April 2015 – March 2016	60% of their pro rata share
April 2016 – March 2017	80% of their pro rata share
April 2017 – and after	100% of their pro rata share

Provided that:

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(i)	the aggregate principal balance of the Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class B Certificates as of that date; and

(ii)	the cumulative realized losses on the Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the

prepayment percentage with respect to the Class A Certificates will not decrease as                                                         scheduled. Not withstanding the foregoing,

(i)if on any Distribution Date before the Distribution Date in April 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class B Certificates will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(ii)          if on any Distribution Date on or after the Distribution Date in April 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class B Certificates will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
April 2013 – March 2014	30%
April 2014 – March 2015	35%
April 2015 – March 2016	40%
April 2016 – March 2017	45%
April 2017 and after	50%

Call Provision:

At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

P&I Advances:

The Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

With respect to each principal prepayment of loans, the Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. To the extent the Servicer fails to do so, the Master Servicer will be required to make such compensating interest.

Underwriting Standards:	The Mortgage Loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

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Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:

The Class A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

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Aggregate Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,301
Aggregate Original Principal Balance:	$518,336,833.00	(+/-) 7%
Aggregate Current Principal Balance:	$515,801,469.43	(+/-) 7%
Average Original Loan Balance:	$398,414.17	Approx.
Average Current Loan Balance:	$396,465.39	Approx.
Percent of Interest Only Loans:	85.50%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	1.19%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.591% / 5.844%	(+/-) 7 bps
GWAC Range:	4.125% / 7.250%	Approx.
Index:
One Year LIBOR	89.32%	Approx.
One Year CMT	5.83%	Approx.
Six Month LIBOR	4.85%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.010% / 2.263%	(+/-) 7 bps
One Year CMT	2.498% / 2.750%	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	95.28%	Approx.
Semi-Annually	4.72%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	November 20, 2010	Approx.
Initial Cap:	4.873%	Approx.
Periodic Cap:	1.978%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.038% / 2.290%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.663% / 10.915%	(+/-) 7 bps
Wtd. Avg. Original LTV:	73.08%	Approx.
Wtd. Avg. Combined LTV:	79.20%	Approx.
Percent with Silent Second Lien:	42.16%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	730	Approx.
Geographic Distribution: (>5%)
California	37.87%	Approx.
Virginia	7.07%	Approx.
Maryland	5.20%	Approx.
Illinois	5.19%	Approx.
Originator:
Wells Fargo	89.57%	Approx.
Weichert	4.92%	Approx.
MortgageIT	3.35%	Approx.
Quicken	2.16%	Approx.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,944.82 - 75,000.00	5	325,038.27	0.06	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	0.35	6.002	751	78.07
100,000.01 - 125,000.00	52	5,820,492.75	1.13	6.006	737	76.82
125,000.01 - 150,000.00	67	9,308,576.05	1.80	5.923	724	78.23
150,000.01 - 175,000.00	70	11,394,523.58	2.21	5.836	737	77.51
175,000.01 - 200,000.00	80	14,988,399.15	2.91	5.931	738	74.82
200,000.01 - 225,000.00	64	13,621,468.32	2.64	5.789	723	77.98
225,000.01 - 250,000.00	70	16,686,774.92	3.24	5.977	722	77.84
250,000.01 - 275,000.00	60	15,744,401.02	3.05	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	3.32	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	3.74	5.892	726	78.35
333,700.01 - 350,000.00	24	8,221,882.95	1.59	5.796	729	77.65
350,000.01 - 400,000.00	77	29,058,961.81	5.63	5.795	711	74.47
400,000.01 - 500,000.00	231	105,736,777.59	20.50	5.832	730	72.96
500,000.01 - 600,000.00	175	96,700,529.21	18.75	5.840	731	72.60
600,000.01 - 700,000.00	86	55,822,944.37	10.82	5.952	739	72.65
700,000.01 - 800,000.00	33	24,782,961.60	4.80	5.811	736	70.48
800,000.01 - 900,000.00	16	13,598,979.32	2.64	5.761	741	71.88
900,000.01 - 1,000,000.00	37	36,052,046.03	6.99	5.795	723	65.91
1,000,000.01 - 2,909,578.41	14	19,706,232.58	3.82	5.459	722	65.16
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The average current balance, as of the cut-off date is approximately $396,465.39.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,962.00 - 75,000.00	5	325,038.27	0.06	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	0.35	6.002	751	78.07
100,000.01 - 125,000.00	50	5,585,765.15	1.08	6.041	736	76.79
125,000.01 - 150,000.00	68	9,433,576.05	1.83	5.923	724	78.26
150,000.01 - 175,000.00	68	11,056,558.22	2.14	5.852	737	77.20
175,000.01 - 200,000.00	81	15,134,872.66	2.93	5.920	737	75.05
200,000.01 - 225,000.00	64	13,621,468.32	2.64	5.789	723	77.98
225,000.01 - 250,000.00	69	16,438,774.92	3.19	5.972	721	78.38
250,000.01 - 275,000.00	60	15,744,401.02	3.05	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	3.32	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	3.74	5.892	726	78.35
333,700.01 - 350,000.00	23	7,872,447.20	1.53	5.831	729	77.55
350,000.01 - 400,000.00	76	28,643,382.02	5.55	5.807	711	74.79
400,000.01 - 500,000.00	232	106,047,550.80	20.56	5.827	730	72.87
500,000.01 - 600,000.00	174	95,617,744.90	18.54	5.846	731	72.73
600,000.01 - 700,000.00	89	56,757,081.89	11.00	5.950	739	72.23
700,000.01 - 800,000.00	34	25,480,827.84	4.94	5.786	736	70.74
800,000.01 - 900,000.00	16	13,598,979.32	2.64	5.761	741	71.88
900,000.01 - 1,000,000.00	38	36,506,288.36	7.08	5.790	724	66.07
1,000,000.01 - 3,000,000.00	14	19,706,232.58	3.82	5.459	722	65.16
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The average balance at origination, as of the cut-off date is approximately $398,414.17.

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Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	1,109	461,980,179.77	89.57	5.861	731	72.62
Weichert	82	25,395,921.43	4.92	5.605	727	77.52
MortgageIT	59	17,263,540.97	3.35	5.989	694	76.08
Quicken	51	11,161,827.26	2.16	5.435	720	77.33
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.125 - 4.400	6	2,195,434.85	0.43	4.235	705	73.96
4.500 - 4.900	26	13,170,909.56	2.55	4.719	711	73.14
5.000 - 5.400	134	58,395,608.33	11.32	5.260	722	72.06
5.500 - 5.900	567	229,375,471.74	44.47	5.745	734	72.65
6.000 - 6.400	491	188,132,269.31	36.47	6.144	729	73.47
6.500 - 6.900	73	23,551,325.80	4.57	6.585	724	76.41
7.000 - 7.250	4	980,449.84	0.19	7.030	694	77.12
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average current rate, as of the cut-off date is approximately 5.844%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	1,301	515,801,469.43	100.00	5.844	730	73.08
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
321-360	1,301	515,801,469.43	100.00	5.844	730	73.08
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,301	515,801,469.43	100.00	5.844	730	73.08
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	662	298,332,977.14	57.84	5.827	731	70.62
Yes	639	217,468,492.29	42.16	5.866	728	76.46
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.10	5.375	781	15.15
20.01 - 25.00	2	700,000.00	0.14	6.000	756	24.36
25.01 - 30.00	5	2,579,559.36	0.50	5.496	740	28.17
30.01 - 35.00	6	3,925,131.07	0.76	5.968	730	33.10
35.01 - 40.00	15	6,184,677.31	1.20	5.645	734	38.12
40.01 - 45.00	15	7,040,495.80	1.36	5.969	740	42.67
45.01 - 50.00	20	9,132,056.70	1.77	5.731	753	48.03
50.01 - 55.00	21	13,391,518.75	2.60	5.481	748	52.76
55.01 - 60.00	39	20,461,525.08	3.97	5.856	739	57.59
60.01 - 65.00	60	30,653,135.95	5.94	5.863	727	62.98
65.01 - 70.00	102	55,317,639.15	10.72	5.876	734	68.53
70.01 - 75.00	151	66,448,243.68	12.88	5.851	725	73.89
75.01 - 80.00	826	287,602,657.63	55.76	5.864	728	79.67
80.01 - 85.00	5	2,260,105.05	0.44	5.456	700	83.10
85.01 - 90.00	20	6,709,806.37	1.30	5.816	708	89.49
90.01 - 95.00	13	2,897,744.13	0.56	5.482	705	94.43
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 73.08%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.10	5.375	781	15.15
20.01 - 30.00	6	2,779,559.36	0.54	5.532	743	27.94
30.01 - 40.00	17	7,382,413.06	1.43	5.845	732	35.17
40.01 - 50.00	30	14,110,841.78	2.74	5.811	740	44.29
50.01 - 60.00	57	31,014,039.75	6.01	5.694	743	54.86
60.01 - 70.00	141	76,188,700.27	14.77	5.860	732	65.13
70.01 - 75.00	119	54,427,367.62	10.55	5.861	727	73.17
75.01 - 80.00	303	127,907,250.14	24.80	5.842	730	78.65
80.01 - 85.00	23	9,408,113.94	1.82	5.777	719	78.89
85.01 - 90.00	172	75,587,946.31	14.65	5.802	727	78.88
90.01 - 95.00	169	52,585,804.89	10.19	5.817	720	80.23
95.01 - 100.00	263	63,912,258.91	12.39	5.991	730	79.71
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 79.20%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
541 - 560	1	956,623.44	0.19	5.250	560	66.66
621 - 640	9	2,568,935.55	0.50	5.616	631	75.32
641 - 660	27	11,883,413.30	2.30	5.625	653	78.33
661 - 680	145	57,247,645.32	11.10	5.824	671	74.67
681 - 700	189	71,625,393.43	13.89	5.895	691	74.08
701 - 750	492	197,050,495.12	38.20	5.845	725	73.17
751 - 800	396	155,866,957.60	30.22	5.854	774	72.02
801 - 821	40	16,734,254.13	3.24	5.854	807	70.03
Not Available	2	1,867,751.54	0.36	5.413	N/A	58.86
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average FICO, as of the cut-off date is approximately 730.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	388	195,341,801.58	37.87	5.877	731	71.54
Virginia	88	36,477,347.93	7.07	5.823	734	73.86
Maryland	61	26,799,210.65	5.20	5.866	718	70.53
Illinois	60	26,781,050.44	5.19	5.683	743	69.64
New Jersey	67	24,793,293.30	4.81	5.799	730	76.31
Florida	64	23,255,294.97	4.51	5.870	726	74.42
Arizona	55	22,861,689.10	4.43	6.082	720	74.52
Washington	59	20,971,733.48	4.07	5.883	732	74.76
Georgia	68	16,495,458.65	3.20	5.883	727	75.14
Oregon	42	13,547,811.11	2.63	5.890	721	75.02
Colorado	44	13,530,288.13	2.62	5.780	750	74.43
Pennsylvania	32	8,662,565.88	1.68	5.583	716	78.78
Texas	21	8,144,483.97	1.58	5.569	717	73.33
Michigan	37	6,825,304.13	1.32	5.851	725	78.85
Massachusetts	15	6,777,195.00	1.31	5.799	742	70.32
North Carolina	22	6,582,569.06	1.28	5.815	730	73.99
South Carolina	24	6,569,457.82	1.27	5.884	732	75.69
New York	14	6,474,792.79	1.26	5.590	702	72.79
Minnesota	18	6,151,444.35	1.19	5.809	717	71.95
Other	122	38,758,677.09	7.51	5.801	728	75.34
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	1,132	460,719,964.31	89.32	5.886	733	72.85
One Year CMT	64	30,084,657.55	5.83	5.230	700	72.83
Six Month LIBOR	105	24,996,847.57	4.85	5.810	705	77.61
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	1,197	491,444,621.86	95.28	5.845	731	72.86
Semi-Annually	104	24,356,847.57	4.72	5.809	705	77.55
	1,301	515,801,469.43	100.00	5.844	730	73.08

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	1,230	483,582,110.75	93.75	5.882	731	73.09
2.501 - 3.000	70	31,899,358.68	6.18	5.268	702	72.81
3.001 - 3.250	1	320,000.00	0.06	5.750	700	79.90
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average margin, as of the cut-off date is approximately 2.290%.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	84	26,161,900.65	5.07	5.595	728	76.96
5.000	1,164	476,444,548.47	92.37	5.850	731	72.74
6.000	53	13,195,020.31	2.56	6.125	693	77.74
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average initial interest rate cap, as of the cut-off date is approximately 4.873%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	51	11,161,827.26	2.16	5.435	720	77.33
2.000	1,250	504,639,642.17	97.84	5.853	730	72.99
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.978%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.625 - 7.900	1	642,664.44	0.12	5.625	685	65.00
9.000 - 9.400	6	2,195,434.85	0.43	4.235	705	73.96
9.500 - 9.900	24	12,706,592.82	2.46	4.713	711	72.53
10.000 - 10.400	116	51,643,131.49	10.01	5.261	722	71.71
10.500 - 10.900	501	210,030,310.46	40.72	5.750	735	72.30
11.000 - 11.400	469	184,502,183.70	35.77	6.111	730	73.22
11.500 - 11.900	133	41,183,502.31	7.98	6.152	727	76.54
12.000 - 12.400	42	10,949,562.45	2.12	6.200	702	78.67
12.500 - 12.900	7	1,534,637.07	0.30	6.736	684	81.58
13.000 - 13.250	2	413,449.84	0.08	7.070	688	74.86
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.915%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	1,230	483,582,110.75	93.75	5.882	731	73.09
2.501 - 3.000	70	31,899,358.68	6.18	5.268	702	72.81
3.001 - 3.250	1	320,000.00	0.06	5.750	700	79.90
	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.290%.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
May 2006	1	116,449.84	0.02	7.250	727	87.56
December 2007	2	765,979.22	0.15	5.250	735	58.39
April 2008	1	956,623.44	0.19	5.250	560	66.66
October 2008	1	713,584.84	0.14	5.250	706	74.94
November 2008	1	999,841.22	0.19	5.250	680	40.00
March 2009	1	109,727.60	0.02	4.375	789	74.70
May 2009	2	3,121,605.41	0.61	4.508	725	55.95
October 2009	1	360,000.00	0.07	5.250	734	80.00
January 2010	2	829,788.39	0.16	4.925	700	84.43
March 2010	3	1,273,962.04	0.25	5.061	709	80.61
April 2010	3	2,318,131.80	0.45	5.349	696	77.96
May 2010	7	2,968,197.74	0.58	4.815	682	72.89
June 2010	7	3,742,181.86	0.73	4.926	711	77.45
July 2010	9	3,511,073.56	0.68	5.252	697	64.28
August 2010	35	15,227,133.52	2.95	5.444	721	77.94
September 2010	48	21,577,226.55	4.18	5.517	715	74.14
October 2010	146	45,789,741.40	8.88	5.570	728	73.83
November 2010	150	53,433,079.36	10.36	5.699	721	73.15
December 2010	194	74,170,934.25	14.38	5.976	729	71.60
January 2011	527	212,417,703.33	41.18	6.002	736	73.31
February 2011	158	69,942,504.06	13.56	5.966	734	73.61
March 2011	2	1,456,000.00	0.28	5.388	778	53.21
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	1,024	429,518,652.52	83.27	5.837	730	72.30
Condominium	185	55,087,992.92	10.68	5.889	731	78.14
PUD	66	19,992,134.48	3.88	5.668	721	77.22
Two Family	19	9,162,838.90	1.78	6.221	731	70.14
Four Family	4	1,557,823.30	0.30	6.031	703	73.81
Three Family	2	346,027.31	0.07	5.878	708	70.00
Townhouse	1	136,000.00	0.03	5.500	749	80.00
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	1,188	478,929,205.56	92.85	5.832	729	73.28
Second Home	53	20,685,566.55	4.01	5.887	739	67.93
Investor Property	60	16,186,697.32	3.14	6.137	738	73.80
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	740	273,858,378.98	53.09	5.820	734	77.40
Cash Out Refinance	350	153,753,710.85	29.81	5.915	724	67.70
Rate/Term Refinance	211	88,189,379.60	17.10	5.795	725	69.03
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	799	299,470,864.13	58.06	5.802	727	74.04
Stated-Full-Verified	418	180,537,506.98	35.00	5.923	729	71.91
Stated-Stated-Verified	69	28,474,888.01	5.52	5.758	754	70.95
Full-Stated-Verified	15	7,318,210.31	1.42	5.923	737	70.73
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	145	74,806,670.05	14.50	5.521	726	70.44
60	702	280,000,248.38	54.28	5.918	733	73.44
120	454	160,994,551.00	31.21	5.864	724	73.67
	1,301	515,801,469.43	100.00	5.844	730	73.08

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	1,263	503,933,813.88	97.70	5.848	730	72.69
GEMICO	7	2,951,419.55	0.57	6.206	737	86.90
United Guaranty	8	2,572,066.00	0.50	5.270	693	89.74
Radian	8	2,214,336.51	0.43	5.652	697	91.23
MGIC	5	1,305,197.41	0.25	5.810	741	92.00
Triad	3	1,224,349.83	0.24	4.895	670	85.97
PMI	1	624,862.27	0.12	5.875	652	90.00
RMIC	3	540,685.93	0.10	5.715	703	94.59
No PMI	2	222,711.05	0.04	6.892	705	88.72
Amerin	1	212,027.00	0.04	4.625	656	95.00
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Group I Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	738
Aggregate Original Principal Balance:	$177,186,288.00	(+/-) 7%
Aggregate Current Principal Balance:	$176,970,386.56	(+/-) 7%
Average Original Loan Balance:	$240,089.82	Approx.
Average Current Loan Balance:	$239,797.27	Approx.
Percent of Interest Only Loans:	94.80%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	3.16%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.639% / 5.891%	(+/-) 7 bps
GWAC Range:	4.125% / 7.250%	Approx.
Index:
One Year LIBOR	81.78%	Approx.
One Year CMT	6.74%	Approx.
Six Month LIBOR	11.47%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.023% / 2.276%	(+/-) 7 bps
One Year CMT	2.497% / 2.750%	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	88.53%	Approx.
Semi-Annually	11.47%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	November 18, 2010	Approx.
Initial Cap:	4.771%	Approx.
Periodic Cap:	1.952%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.052% / 2.305%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.789% / 11.042%	(+/-) 7 bps
Wtd. Avg. Original LTV:	76.63%	Approx.
Wtd. Avg. Combined LTV:	86.07%	Approx.
Percent with Silent Second Lien:	56.95%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	724	Approx.
Geographic Distribution: (>5%)
California	22.01%	Approx.
Virginia	7.04%
New Jersey	6.76%
Georgia	6.05%
Florida	5.57%	Approx.
Washington	5.31%	Approx.
Maryland	5.04%	Approx.
Originator:
Wells Fargo	78.90%	Approx.
Weichert	9.41%	Approx.
MortgageIT	6.85%	Approx.
Quicken	4.84%	Approx.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,944.82 - 75,000.00	5	325,038.27	0.18	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	1.03	6.002	751	78.07
100,000.01 - 125,000.00	51	5,710,765.15	3.23	6.037	736	76.86
125,000.01 - 150,000.00	67	9,308,576.05	5.26	5.923	724	78.23
150,000.01 - 175,000.00	70	11,394,523.58	6.44	5.836	737	77.51
175,000.01 - 200,000.00	79	14,796,907.30	8.36	5.933	738	74.76
200,000.01 - 225,000.00	64	13,621,468.32	7.70	5.789	723	77.98
225,000.01 - 250,000.00	69	16,438,774.92	9.29	5.972	721	78.38
250,000.01 - 275,000.00	60	15,744,401.02	8.90	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	9.69	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	10.89	5.892	726	78.35
333,700.01 - 350,000.00	24	8,221,882.95	4.65	5.796	729	77.65
350,000.01 - 400,000.00	77	29,058,961.81	16.42	5.795	711	74.47
400,000.01 - 500,000.00	28	11,875,592.84	6.71	6.005	713	77.19
500,000.01 - 600,000.00	3	1,600,350.00	0.90	5.667	726	72.72
600,000.01 - 642,664.44	1	642,664.44	0.36	5.625	685	65.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

The average current balance, as of the cut-off date is approximately $239,797.27.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,962.00 - 75,000.00	5	325,038.27	0.18	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	1.03	6.002	751	78.07
100,000.01 - 125,000.00	50	5,585,765.15	3.16	6.041	736	76.79
125,000.01 - 150,000.00	68	9,433,576.05	5.33	5.923	724	78.26
150,000.01 - 175,000.00	68	11,056,558.22	6.25	5.852	737	77.20
175,000.01 - 200,000.00	81	15,134,872.66	8.55	5.920	737	75.05
200,000.01 - 225,000.00	64	13,621,468.32	7.70	5.789	723	77.98
225,000.01 - 250,000.00	69	16,438,774.92	9.29	5.972	721	78.38
250,000.01 - 275,000.00	60	15,744,401.02	8.90	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	9.69	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	10.89	5.892	726	78.35
333,700.01 - 350,000.00	23	7,872,447.20	4.45	5.831	729	77.55
350,000.01 - 400,000.00	76	28,643,382.02	16.19	5.807	711	74.79
400,000.01 - 500,000.00	30	12,640,608.38	7.14	5.944	713	76.44
500,000.01 - 600,000.00	3	1,600,350.00	0.90	5.667	726	72.72
600,000.01 - 643,500.00	1	642,664.44	0.36	5.625	685	65.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

The average balance at origination, as of the cut-off date is approximately $240,089.82.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	576	139,632,173.80	78.90	5.918	727	76.22
Weichert	64	16,654,278.77	9.41	5.673	727	78.85
MortgageIT	52	12,118,606.73	6.85	6.127	692	77.03
Quicken	46	8,565,327.26	4.84	5.544	718	78.34
Total	738	176,970,386.56	100.00	5.891	724	76.63

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.125 - 4.400	2	698,989.29	0.39	4.183	678	82.60
4.500 - 4.900	12	2,789,803.11	1.58	4.774	685	80.62
5.000 - 5.400	71	19,024,288.97	10.75	5.242	716	77.37
5.500 - 5.900	318	76,447,685.17	43.20	5.747	728	76.47
6.000 - 6.400	277	64,908,719.85	36.68	6.171	726	76.02
6.500 - 6.900	54	12,120,450.33	6.85	6.587	717	78.43
7.000 - 7.250	4	980,449.84	0.55	7.030	694	77.12
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average current rate, as of the cut-off date is approximately 5.891%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	738	176,970,386.56	100.00	5.891	724	76.63
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
321-360	738	176,970,386.56	100.00	5.891	724	76.63
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	738	176,970,386.56	100.00	5.891	724	76.63
Total	738	176,970,386.56	100.00	5.891	724	76.63

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	299	76,185,897.41	43.05	5.905	723	73.83
Yes	439	100,784,489.15	56.95	5.881	725	78.74
Total	738	176,970,386.56	100.00	5.891	724	76.63

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
25.00 - 25.00	1	200,000.00	0.11	6.000	787	25.00
25.01 - 30.00	2	211,000.00	0.12	5.751	706	25.91
35.01 - 40.00	6	1,078,065.70	0.61	5.954	717	37.76
40.01 - 45.00	6	1,795,859.76	1.01	5.927	723	42.62
45.01 - 50.00	9	2,158,490.73	1.22	6.085	740	48.25
50.01 - 55.00	4	1,139,000.80	0.64	5.665	714	52.81
55.01 - 60.00	19	5,284,198.10	2.99	5.874	735	57.99
60.01 - 65.00	19	5,023,598.81	2.84	5.802	731	62.84
65.01 - 70.00	33	9,001,953.98	5.09	5.936	729	68.09
70.01 - 75.00	69	16,300,310.13	9.21	5.866	722	74.05
75.01 - 80.00	542	128,198,976.03	72.44	5.907	724	79.79
80.01 - 85.00	2	669,355.22	0.38	5.980	704	83.15
85.01 - 90.00	13	3,011,833.17	1.70	5.700	699	89.19
90.01 - 95.00	13	2,897,744.13	1.64	5.482	705	94.43
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 76.63%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
25.00 - 30.00	3	411,000.00	0.23	5.872	745	25.47
30.01 - 40.00	6	1,078,065.70	0.61	5.954	717	37.76
40.01 - 50.00	12	3,319,935.08	1.88	6.027	726	45.51
50.01 - 60.00	23	6,267,668.04	3.54	5.852	732	56.42
60.01 - 70.00	41	10,301,533.17	5.82	5.988	734	65.54
70.01 - 75.00	50	12,445,489.53	7.03	5.842	725	74.12
75.01 - 80.00	148	39,507,541.31	22.32	5.920	721	78.58
80.01 - 85.00	14	4,250,023.50	2.40	5.820	712	78.15
85.01 - 90.00	76	18,671,656.54	10.55	5.783	716	80.15
90.01 - 95.00	130	30,299,516.85	17.12	5.767	722	80.66
95.01 - 100.00	235	50,417,956.84	28.49	5.977	729	79.92
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 86.07%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
623 - 640	7	1,532,265.51	0.87	5.584	631	78.06
641 - 660	14	4,247,225.13	2.40	5.516	652	78.46
661 - 680	89	23,441,621.59	13.25	5.818	672	76.59
681 - 700	121	30,972,995.84	17.50	5.901	690	76.86
701 - 750	275	63,977,899.48	36.15	5.948	724	77.08
751 - 800	212	48,094,856.44	27.18	5.891	774	76.02
801 - 821	20	4,703,522.57	2.66	5.863	807	73.08
WtAvg>0 724	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average FICO, as of the cut-off date is approximately 724.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	124	38,958,946.73	22.01	5.920	714	72.95
Virginia	47	12,457,063.66	7.04	5.866	732	76.73
New Jersey	43	11,955,923.47	6.76	5.802	719	78.89
Georgia	57	10,702,502.22	6.05	5.872	728	77.51
Florida	44	9,850,585.17	5.57	5.899	723	77.78
Washington	38	9,398,082.88	5.31	5.893	728	77.81
Maryland	32	8,913,612.77	5.04	5.829	723	73.41
Illinois	36	8,214,194.65	4.64	6.031	735	77.82
Arizona	32	7,760,555.55	4.39	6.123	722	78.07
Colorado	33	7,628,517.59	4.31	5.932	737	79.42
Oregon	30	6,217,221.71	3.51	5.925	732	75.90
Michigan	35	5,872,614.90	3.32	5.861	731	79.81
Pennsylvania	25	5,375,236.10	3.04	5.690	738	80.41
South Carolina	20	3,927,457.82	2.22	5.904	721	78.07
North Carolina	16	3,161,040.07	1.79	5.872	734	75.26
Minnesota	12	2,691,776.14	1.52	5.837	721	74.22
Texas	13	2,322,122.29	1.31	5.605	715	81.48
Alaska	6	2,038,079.16	1.15	5.975	695	80.00
Alabama	9	1,887,962.92	1.07	5.813	740	78.14
Other	86	17,636,890.76	9.97	5.866	725	77.69
Total	738	176,970,386.56	100.00	5.891	724	76.63

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	602	144,732,706.11	81.78	5.929	729	76.22
Six Month LIBOR	96	20,304,347.57	11.47	5.897	704	77.83
One Year CMT	40	11,933,332.88	6.74	5.430	703	79.52
Total	738	176,970,386.56	100.00	5.891	724	76.63

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	642	156,666,038.99	88.53	5.891	727	76.47
Semi-Annually	96	20,304,347.57	11.47	5.897	704	77.83
Total	738	176,970,386.56	100.00	5.891	724	76.63

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	693	163,863,480.51	92.59	5.924	726	76.43
2.501 - 3.000	44	12,786,906.05	7.23	5.482	705	79.02
3.001 - 3.250	1	320,000.00	0.18	5.750	700	79.90
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average margin, as of the cut-off date is approximately 2.305%.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	66	17,420,257.99	9.84	5.655	727	77.95
5.000	622	147,811,108.26	83.52	5.898	726	76.40
6.000	50	11,739,020.31	6.63	6.155	694	77.46
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average initial interest rate cap, as of the cut-off date is approximately 4.771%

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	46	8,565,327.26	4.84	5.544	718	78.34
2.000	692	168,405,059.30	95.16	5.909	724	76.54
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.952%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.625 - 7.900	1	642,664.44	0.36	5.625	685	65.00
9.000 - 9.400	2	698,989.29	0.39	4.183	678	82.60
9.500 - 9.900	10	2,325,486.37	1.31	4.753	681	78.80
10.000 - 10.400	61	16,374,477.83	9.25	5.249	716	77.99
10.500 - 10.900	263	62,285,500.85	35.20	5.756	729	76.37
11.000 - 11.400	249	58,087,968.54	32.82	6.128	729	75.49
11.500 - 11.900	103	24,569,649.88	13.88	6.064	724	77.92
12.000 - 12.400	40	10,037,562.45	5.67	6.208	703	78.55
12.500 - 12.900	7	1,534,637.07	0.87	6.736	684	81.58
13.000 - 13.250	2	413,449.84	0.23	7.070	688	74.86
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.042%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	693	163,863,480.51	92.59	5.924	726	76.43
2.501 - 3.000	44	12,786,906.05	7.23	5.482	705	79.02
3.001 - 3.250	1	320,000.00	0.18	5.750	700	79.90
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.305%.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
May 2006	1	116,449.84	0.07	7.250	727	87.56
December 2007	2	765,979.22	0.43	5.250	735	58.39
May 2009	1	212,027.00	0.12	4.625	656	95.00
October 2009	1	360,000.00	0.20	5.250	734	80.00
January 2010	1	320,052.51	0.18	6.000	739	91.48
March 2010	1	362,000.00	0.20	5.250	669	80.00
April 2010	1	368,772.00	0.21	5.250	766	80.00
May 2010	5	1,522,243.76	0.86	4.671	673	77.49
June 2010	1	384,524.81	0.22	5.000	679	79.99
July 2010	7	1,905,334.14	1.08	5.223	684	82.22
August 2010	16	4,658,059.37	2.63	5.429	719	78.53
September 2010	24	5,511,323.25	3.11	5.486	715	77.64
October 2010	112	27,043,332.92	15.28	5.657	722	77.10
November 2010	101	22,964,651.91	12.98	5.894	709	76.97
December 2010	102	22,551,917.11	12.74	5.971	725	76.08
January 2011	284	68,397,382.31	38.65	6.054	732	76.36
February 2011	77	19,370,336.41	10.95	6.022	729	75.68
March 2011	1	156,000.00	0.09	5.500	778	80.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	527	125,827,576.33	71.10	5.884	725	76.11
Condominium	144	33,597,433.87	18.98	5.955	723	78.73
PUD	49	11,554,721.03	6.53	5.692	718	77.71
Two Family	11	3,950,804.72	2.23	6.143	725	73.64
Four Family	4	1,557,823.30	0.88	6.031	703	73.81
Three Family	2	346,027.31	0.20	5.878	708	70.00
Townhouse	1	136,000.00	0.08	5.500	749	80.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	655	157,734,024.80	89.13	5.874	723	76.97
Investor	52	11,526,468.19	6.51	6.150	728	73.71
Second Home	31	7,709,893.57	4.36	5.868	738	73.93
Total	738	176,970,386.56	100.00	5.891	724	76.63

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	461	106,476,110.94	60.17	5.903	729	79.22
Cash-Out Refinance	171	45,933,296.37	25.96	5.948	718	72.08
Rate/Term Refinance	106	24,560,979.25	13.88	5.734	713	73.88
Total	738	176,970,386.56	100.00	5.891	724	76.63

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	501	115,919,232.49	65.50	5.842	723	77.37
Stated-Full-Verified	205	52,044,821.87	29.41	6.011	722	75.28
Stated-Stated-Verified	29	8,107,694.77	4.58	5.840	759	74.69
Full-Stated-Verified	3	898,637.43	0.51	5.736	693	75.76
Total	738	176,970,386.56	100.00	5.891	724	76.63

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	37	9,209,970.50	5.20	5.382	712	81.10
60	392	93,880,044.45	53.05	5.965	728	76.35
120	309	73,880,371.61	41.75	5.861	721	76.42
Total	738	176,970,386.56	100.00	5.891	724	76.63

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	710	170,391,454.04	96.28	5.901	725	76.08
Radian	8	2,214,336.51	1.25	5.652	697	91.23
United Guaranty	6	1,701,332.66	0.96	5.313	688	89.60
MGIC	4	728,819.15	0.41	5.660	762	94.57
GEMICO	3	718,270.22	0.41	6.109	702	86.07
RMIC	3	540,685.93	0.31	5.715	703	94.59
Triad	1	240,750.00	0.14	5.750	715	89.99
No PMI	2	222,711.05	0.13	6.892	705	88.72
Amerin	1	212,027.00	0.12	4.625	656	95.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Group II Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	563
Aggregate Original Principal Balance:	$341,150,545.00	(+/-) 7%
Aggregate Current Principal Balance:	$338,831,082.87	(+/-) 7%
Average Original Loan Balance:	$605,951.23	Approx.
Average Current Loan Balance:	$601,831.41	Approx.
Percent of Interest Only Loans:	80.64%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.16%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.566% / 5.819%	(+/-) 7 bps
GWAC Range:	4.250% / 6.750%	Approx.
Index:
One Year LIBOR	93.26%	Approx.
One Year CMT	5.36%	Approx.
Six Month LIBOR	1.38%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.004% / 2.257%	(+/-) 7 bps
One Year CMT	2.498% / 2.750%	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	98.80%	Approx.
Semi-Annually	1.20%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	November 22, 2010	Approx.
Initial Cap:	4.927%	Approx.
Periodic Cap:	1.992%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.030% / 2.283%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.596% / 10.849%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.23%	Approx.
Wtd. Avg. Combined LTV:	75.61%	Approx.
Percent with Silent Second Lien:	34.44%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	732	Approx.
Geographic Distribution: (>5%)
California	46.15%	Approx.
Virginia	7.09%	Approx.
Illinois	5.48%	Approx.
Maryland	5.28%	Approx.
Originator:
Wells Fargo	95.14%	Approx.
Weichert	2.58%	Approx.
MortgageIT	1.52%	Approx.
Quicken	0.77%	Approx.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
109,727.60 - 125,000.00	1	109,727.60	0.03	4.375	789	74.70
175,000.01 - 200,000.00	1	191,491.85	0.06	5.750	799	80.00
225,000.01 - 250,000.00	1	248,000.00	0.07	6.250	796	42.01
400,000.01 - 500,000.00	203	93,861,184.75	27.70	5.810	732	72.42
500,000.01 - 600,000.00	172	95,100,179.21	28.07	5.843	731	72.60
600,000.01 - 700,000.00	85	55,180,279.93	16.29	5.956	740	72.74
700,000.01 - 800,000.00	33	24,782,961.60	7.31	5.811	736	70.48
800,000.01 - 900,000.00	16	13,598,979.32	4.01	5.761	741	71.88
900,000.01 - 1,000,000.00	37	36,052,046.03	10.64	5.795	723	65.91
1,000,000.01 - 2,909,578.41	14	19,706,232.58	5.82	5.459	722	65.16
Total	563	338,831,082.87	100.00	5.819	732	71.23

The average current balance, as of the cut-off date is approximately $601,831.41.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
420,000.00 - 500,000.00	202	93,406,942.42	27.57	5.812	732	72.39
500,000.01 - 600,000.00	171	94,017,394.90	27.75	5.849	731	72.73
600,000.01 - 700,000.00	88	56,114,417.45	16.56	5.954	740	72.32
700,000.01 - 800,000.00	34	25,480,827.84	7.52	5.786	736	70.74
800,000.01 - 900,000.00	16	13,598,979.32	4.01	5.761	741	71.88
900,000.01 - 1,000,000.00	38	36,506,288.36	10.77	5.790	724	66.07
1,000,000.01 - 3,000,000.00	14	19,706,232.58	5.82	5.459	722	65.16
Total	563	338,831,082.87	100.00	5.819	732	71.23

The average balance at origination, as of the cut-off date is approximately $605,951.23.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	533	322,348,005.97	95.14	5.837	733	71.06
Weichert	18	8,741,642.66	2.58	5.476	729	74.97
MortgageIT	7	5,144,934.24	1.52	5.663	699	73.84
Quicken	5	2,596,500.00	0.77	5.072	726	73.99
	563	338,831,082.87	100.00	5.819	732	71.23

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.250 - 4.400	4	1,496,445.56	0.44	4.259	718	69.93
4.500 - 4.900	14	10,381,106.45	3.06	4.704	718	71.13
5.000 - 5.400	63	39,371,319.36	11.62	5.269	724	69.49
5.500 - 5.900	249	152,927,786.57	45.13	5.743	737	70.74
6.000 - 6.400	214	123,223,549.46	36.37	6.130	731	72.13
6.500 - 6.750	19	11,430,875.47	3.37	6.583	733	74.27
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average current rate, as of the cut-off date is approximately 5.819%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	563	338,831,082.87	100.00	5.819	732	71.23
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
325-360	563	338,831,082.87	100.00	5.819	732	71.23
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	563	338,831,082.87	100.00	5.819	732	71.23
Total	563	338,831,082.87	100.00	5.819	732	71.23

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	363	222,147,079.73	65.56	5.801	734	69.51
Yes	200	116,684,003.14	34.44	5.854	730	74.49
Total	563	338,831,082.87	100.00	5.819	732	71.23

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.15	5.375	781	15.15
20.01 - 25.00	1	500,000.00	0.15	6.000	743	24.10
25.01 - 30.00	3	2,368,559.36	0.70	5.473	743	28.37
30.01 - 35.00	6	3,925,131.07	1.16	5.968	730	33.10
35.01 - 40.00	9	5,106,611.61	1.51	5.580	737	38.19
40.01 - 45.00	9	5,244,636.04	1.55	5.983	746	42.68
45.01 - 50.00	11	6,973,565.97	2.06	5.621	758	47.96
50.01 - 55.00	17	12,252,517.95	3.62	5.464	751	52.76
55.01 - 60.00	20	15,177,326.98	4.48	5.850	741	57.44
60.01 - 65.00	41	25,629,537.14	7.56	5.875	726	63.01
65.01 - 70.00	69	46,315,685.17	13.67	5.865	734	68.62
70.01 - 75.00	82	50,147,933.55	14.80	5.846	726	73.84
75.01 - 80.00	284	159,403,681.60	47.05	5.829	732	79.58
80.01 - 85.00	3	1,590,749.83	0.47	5.235	698	83.08
85.01 - 90.00	7	3,697,973.20	1.09	5.910	714	89.73
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 71.23%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.15	5.375	781	15.15
20.01 - 30.00	3	2,368,559.36	0.70	5.473	743	28.37
30.01 - 40.00	11	6,304,347.36	1.86	5.827	734	34.73
40.01 - 50.00	18	10,790,906.70	3.18	5.745	745	43.92
50.01 - 60.00	34	24,746,371.71	7.30	5.654	745	54.47
60.01 - 70.00	100	65,887,167.10	19.45	5.840	732	65.07
70.01 - 75.00	69	41,981,878.09	12.39	5.866	728	72.89
75.01 - 80.00	155	88,399,708.83	26.09	5.807	735	78.68
80.01 - 85.00	9	5,158,090.44	1.52	5.741	724	79.49
85.01 - 90.00	96	56,916,289.77	16.80	5.808	730	78.46
90.01 - 95.00	39	22,286,288.04	6.58	5.886	718	79.63
95.01 - 100.00	28	13,494,302.07	3.98	6.044	733	78.93
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 75.61%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
541 - 560	1	956,623.44	0.28	5.250	560	66.66
621 - 640	2	1,036,670.04	0.31	5.663	630	71.26
641 - 660	13	7,636,188.17	2.25	5.687	654	78.26
661 - 680	56	33,806,023.73	9.98	5.828	671	73.35
681 - 700	68	40,652,397.59	12.00	5.891	692	71.95
701 - 750	217	133,072,595.64	39.27	5.796	726	71.28
751 - 800	184	107,772,101.16	31.81	5.837	775	70.24
801 - 817	20	12,030,731.56	3.55	5.851	808	68.84
Not Available	2	1,867,751.54	0.55	5.413	N/A	58.86
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average FICO, as of the cut-off date is approximately 732.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	264	156,382,854.85	46.15	5.866	736	71.19
Virginia	41	24,020,284.27	7.09	5.801	734	72.37
Illinois	24	18,566,855.79	5.48	5.529	746	66.02
Maryland	29	17,885,597.88	5.28	5.885	716	69.10
Arizona	23	15,101,133.55	4.46	6.062	720	72.69
Florida	20	13,404,709.80	3.96	5.850	728	71.95
New Jersey	24	12,837,369.83	3.79	5.795	741	73.91
Washington	21	11,573,650.60	3.42	5.875	734	72.28
Oregon	12	7,330,589.40	2.16	5.861	712	74.28
Colorado	11	5,901,770.54	1.74	5.584	767	67.99
Texas	8	5,822,361.68	1.72	5.554	718	70.08
Georgia	11	5,792,956.43	1.71	5.904	725	70.77
Massachusetts	10	5,578,349.53	1.65	5.795	746	68.82
New York	8	5,064,014.41	1.49	5.433	697	71.50
Missouri	7	4,315,512.07	1.27	5.717	752	78.10
Connecticut	7	4,206,482.71	1.24	5.608	708	69.84
Minnesota	6	3,459,668.21	1.02	5.787	715	70.18
North Carolina	6	3,421,528.99	1.01	5.763	726	72.82
Other	31	18,165,392.33	5.36	5.747	723	72.71
Total	563	338,831,082.87	100.00	5.819	732	71.23

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	530	315,987,258.20	93.26	5.866	735	71.31
One Year CMT	24	18,151,324.67	5.36	5.099	698	68.43
Six Month LIBOR	9	4,692,500.00	1.38	5.434	710	76.68
Total	563	338,831,082.87	100.00	5.819	732	71.23

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	555	334,778,582.87	98.80	5.824	733	71.17
Semi-Annually	8	4,052,500.00	1.20	5.365	711	76.15
	563	338,831,082.87	100.00	5.819	732	71.23

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	537	319,718,630.24	94.36	5.860	734	71.38
2.501 - 2.750	26	19,112,452.63	5.64	5.125	699	68.66
	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average margin, as of the cut-off date is approximately 2.283%.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	18	8,741,642.66	2.58	5.476	729	74.97
5.000	542	328,633,440.21	96.99	5.828	733	71.09
6.000	3	1,456,000.00	0.43	5.886	685	80.00
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average initial interest rate cap, as of the cut-off date is approximately 4.927%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	5	2,596,500.00	0.77	5.072	726	73.99
2.000	558	336,234,582.87	99.23	5.825	732	71.21
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.992%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.250 - 9.400	4	1,496,445.56	0.44	4.259	718	69.93
9.500 - 9.900	14	10,381,106.45	3.06	4.704	718	71.13
10.000 - 10.400	55	35,268,653.66	10.41	5.266	725	68.79
10.500 - 10.900	238	147,744,809.61	43.60	5.747	737	70.59
11.000 - 11.400	220	126,414,215.16	37.31	6.103	730	72.18
11.500 - 11.900	30	16,613,852.43	4.90	6.283	733	74.51
12.000 - 12.250	2	912,000.00	0.27	6.116	684	80.00
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.849%

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	537	319,718,630.24	94.36	5.860	734	71.38
2.501 - 2.750	26	19,112,452.63	5.64	5.125	699	68.66

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.283%.

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Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
April 2008	1	956,623.44	0.28	5.250	560	66.66
October 2008	1	713,584.84	0.21	5.250	706	74.94
November 2008	1	999,841.22	0.30	5.250	680	40.00
March 2009	1	109,727.60	0.03	4.375	789	74.70
May 2009	1	2,909,578.41	0.86	4.500	730	53.10
January 2010	1	509,735.88	0.15	4.250	676	80.00
March 2010	2	911,962.04	0.27	4.986	725	80.86
April 2010	2	1,949,359.80	0.58	5.367	683	77.58
May 2010	2	1,445,953.98	0.43	4.967	690	68.04
June 2010	6	3,357,657.05	0.99	4.917	715	77.16
July 2010	2	1,605,739.42	0.47	5.287	713	42.99
August 2010	19	10,569,074.15	3.12	5.451	722	77.69
September 2010	24	16,065,903.30	4.74	5.528	715	72.94
October 2010	34	18,746,408.48	5.53	5.445	736	69.11
November 2010	49	30,468,427.45	8.99	5.552	731	70.26
December 2010	92	51,619,017.14	15.23	5.979	731	69.64
January 2011	243	144,020,321.02	42.51	5.977	738	71.87
February 2011	81	50,572,167.65	14.93	5.944	735	72.82
March 2011	1	1,300,000.00	0.38	5.375	N/A	50.00
Total	563	338,831,082.87	100.00	5.819	732	71.23

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	497	303,691,076.19	89.63	5.818	732	70.72
Condominium	41	21,490,559.05	6.34	5.785	743	77.22
PUD	17	8,437,413.45	2.49	5.636	725	76.55
Two Family	8	5,212,034.18	1.54	6.280	736	67.48
Total	563	338,831,082.87	100.00	5.819	732	71.23

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	533	321,195,180.76	94.80	5.811	732	71.46
Second Home	22	12,975,672.98	3.83	5.898	740	64.36
Investor	8	4,660,229.13	1.38	6.106	763	74.04
	563	338,831,082.87	100.00	5.819	732	71.23

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	279	167,382,268.04	49.40	5.766	737	76.25
Cash-Out Refinance	179	107,820,414.48	31.82	5.900	727	65.83
Rate/Term Refinance	105	63,628,400.35	18.78	5.819	730	67.16
Total	563	338,831,082.87	100.00	5.819	732	71.23

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets inc. Financial Advisor immediately.

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	298	183,551,631.64	54.17	5.777	730	71.94
Stated-Full-Verified	213	128,492,685.11	37.92	5.887	733	70.55
Stated-Stated-Verified	40	20,367,193.24	6.01	5.726	752	69.46
Full-Stated-Verified	12	6,419,572.88	1.89	5.949	743	70.03
Total	563	338,831,082.87	100.00	5.819	732	71.23

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	108	65,596,699.55	19.36	5.540	728	68.95
60	310	186,120,203.93	54.93	5.895	736	71.97
120	145	87,114,179.39	25.71	5.866	727	71.35
	563	338,831,082.87	100.00	5.819	732	71.23

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	553	333,542,359.84	98.44	5.821	733	70.96
GEMICO	4	2,233,149.33	0.66	6.237	748	87.16
Triad	2	983,599.83	0.29	4.686	659	84.98
United Guaranty	2	870,733.34	0.26	5.187	703	90.00
PMI	1	624,862.27	0.18	5.875	652	90.00
MGIC	1	576,378.26	0.17	6.000	716	88.74
Total	563	338,831,082.87	100.00	5.819	732	71.23

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PRELIMINARY TERM SHEET

$491,988,000

(APPROXIMATE)

Citigroup Mortgage Loan Trust Inc.

Depositor

Mortgage Pass-Through Certificates

Series 2006-AR2

CitiMortgage, Inc.

Master Servicer

Citigroup Global Markets Realty, Corp.

Sponsor

Wells Fargo Bank N.A.

Servicer

The following is a preliminary Term Sheet. All terms and statements are subject to change.

March 23, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Pavithra Jayaraman	(212) 723-6386	pavithra.jayaraman@citigroup.com
Jon Riber	(212) 723-9937	jonathan.riber@citigroup.com
Matt Fallon	(212) 723-6334	matthew.c.fallon@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
James Vosotas	(212) 723-5293	james.vosotas@citigroup.com
Vadim Krisyan	(212) 723-6590	vadim.krisyan@citigroup.com

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Term Sheet Date Prepared: March 23, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.,

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR2

Approximate Total Principal Amount Offered: $ [491,988,000]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat) (2)	Pymt Window (Mos) (Roll/Mat) (2)	Certificate Interest Rates	Delay Day	Type	Expected Ratings (Fitch/Moody’s)
I-A1	$[161,220,000]	[TBD]	1-60 /1-360	WAC	24	Sr Senior (Group I-1)	[AAA/Aaa]
I-A2	$[308,675,000]	[TBD]	1-60 /1-360	WAC	24	Sr Senior (Group I-2)	[AAA/Aaa]
I-AB	$[ 22,093,000]	[TBD]	1-60 /1-360	WAC	24	Sr Support (Group I-1 and Group I-2)	[AAA/Aa1]
I-R
B-1	These classes will not be offered
B-2
B-3
B-4
B-5
B-6

(1)	The class sizes are approximate and subject to +/- 5% variance and final rating agency levels.
(2)	The WAL and Payment Windows to Roll for the Class A Certificates are shown assuming all loans are paid on their first reset date (“CPB”) at pricing speed of 25% CPR.

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Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR2
Offered
Certificates:

Approximately $[491,988,000] variable-rate Class I-A1 and Class I-A2 Certificates (collectively referred to as the “Super Senior Certificates”) and Class I-AB Certificates (the “Senior Support Certificates” and along with Super Senior Certificates, referred to as the “Class A Certificates”) will be offered pursuant to this term sheet.

Senior Support
Certificates:	The Class I-AB Certificates. The Class I-AB Certificates will be comprised of the I-A1 Component and the I-A2 Component.

Senior Support
Components:	The I-A1 Component and the I-A2 Component.

Non-Offered
Certificates:

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (collectively referred to as the “Class B Certificates” or the “Subordinate Certificates”) and the Class R Certificate (the “Residual Certificates”) will not be offered.

Cut-off Date:	March 1, 2006

Settlement Date:	On or about March 30, 2006.

Distribution Dates:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in April 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR2. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty, Corp.

Servicer:	Wells Fargo Bank N.A.

Originators:	Wells Fargo Bank N.A., Mortgage Access Corp. D/B/A Weichert Financial Services, Quicken Loans Inc., and MortgageIT, Inc.
Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Mortgage

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Loans:

The mortgage loans to be included in the Trust for the benefit of the Offered Certificates will be approximately 1,301 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $515,801,469 (“Mortgage Loans”). The mortgage rates on the Mortgage Loans are determined based on a 6 Month LIBOR, 12 Month LIBOR or 1 Year CMT index and have initial rate adjustments occurring five years after the first Distribution Date. The rate adjustment frequency of the Mortgage Loans is semi-annual and annual after the initial rate adjustment. The Mortgage Loans will be divided into two subgroups: Subgroup 1, consisting of conforming Mortgage Loans and Subgroup 1, consisting of conforming and non-conforming Mortgage Loans.

Structure:	Senior/Subordinate, shifting interest.

Pass-Through Rate:	For each Class of the Super Senior Certificates, the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Subgroup.

For the Class I-AB Certificates, the weighted average of the Group I-1 Net Mortgage Rate and Group I-2 Net Mortgage Rate, weighted on the basis of the Senior Support Component for the related loan groups.

For the Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each Subgroup, the current principal balance of the related Super Senior Certificates and the related Senior Support Component), of (i) the weighted average of the Net Mortgage Rates of the Group I-1 Mortgage Loans, and (ii) the weighted average of the Net Mortgage Rates of the Group I-2 Mortgage Loans.

Net Mortgage Rate:	The gross mortgage rate of the related mortgage loans less the servicing and administration fee rates.

Credit Enhancement:

Credit enhancement for the Class A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class B Certificates will be subordinate to, and provide credit enhancement for, the Class A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:

Certificates	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class A Certificates	Aaa/AAA	4.45% (+/- 25 bps)

* Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:

For any Distribution Date will be the scheduled payments collected or advanced on the Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less the servicing fees, administrative fees and certain expenses of the trust.

Due Period:

With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Payment Priority:

On each Distribution Date, the Paying Agent will first pay to the Class A Certificates the amounts of interest and then principal payable to such Certificates from available funds. The Paying Agent will then pay interest and then principle as applicable to the Class B Certificates from the remaining available funds from the Mortgage Loans.

The following distributions and in the following order of priority to the extent of available funds:

1.	Distributions of interest, concurrently, to the holders of the Class A Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;
2.	Distributions of principal, concurrently, to the holders of the Class A Certificates (and on the first distribution date, the Class R Certificates, each

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class’s allocable share of principal distributable to the Class A Certificates, and

3.

From remaining available funds, distributions of interest sequentially and then distribution of principal sequentially to the Class B Certificates in order of their numerical class designations, beginning with the Class B-1, until each class of Class B Certificates shall have received

•	Interest at the applicable Pass-Through Rate
•	Such class’ allocable share of principal distributable to the Class B Certificates

Allocation of Losses:

Realized losses on the Mortgage Loans will be allocated to the Class B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each Class B Certificates has been reduced to zero. Thereafter, realized losses on the Mortgage Loans will be allocated to the Class I-AB Certificates and, if the certificate principal balance of the Class I-AB Certificates has been reduced to zero, then to then the Class I-A1 Certificates (if the realized loss is on a Group I-1 Mortgage Loan) or to the Class I-A2 Certificates (if the realized loss is on a Group I-2 Mortgage Loan), as applicable. Realized losses allocated to a class of certificates will be affected by reducing the certificate principal balance of such class by the amount so allocated. Once realized losses are allocated, such amounts will no longer accrue interest and will not be reinstated.

Class	Loss Protection
Super Senior Certificates	8.90% (+/- 25bps)
Senior Support Certificates	4.45% (+/- 25bps)

Allocation of Scheduled

Principal:

On each Distribution Date, the Class A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and the Class B Certificates will be entitled to receive the Subordinate Percentage of all scheduled principal collected or advanced. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the mortgage loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled

Principal:

The Class A Certificates will be entitled to receive 100% of the unscheduled principal received on the Mortgage Loans through the Distribution Date in March 2013. After such time the prepayment percentages for the Class A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The prepayment percentages for the Class B Certificates will be as follows:

April 2013 – March 2014	30% of their pro rata share
April 2014 – March 2015	40% of their pro rata share
April 2015 – March 2016	60% of their pro rata share
April 2016 – March 2017	80% of their pro rata share
April 2017 – and after	100% of their pro rata share

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Provided that:

(i)	the aggregate principal balance of the Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class B Certificates as of that date; and

(ii)	the cumulative realized losses on the Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the

prepayment percentage with respect to the Class A Certificates will not decrease as                                                         scheduled. Not withstanding the foregoing,

(i)             if on any Distribution Date before the Distribution Date in April 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class B Certificates will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(ii)            if on any Distribution Date on or after the Distribution Date in April 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class B Certificates will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
April 2013 – March 2014	30%
April 2014 – March 2015	35%
April 2015 – March 2016	40%
April 2016 – March 2017	45%
April 2017 and after	50%

Call Provision:

At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

P&I Advances:

The Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

With respect to each principal prepayment of loans, the Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. To the extent the Servicer fails to do so, the Master Servicer will be required to make such compensating interest.

Underwriting Standards:	The Mortgage Loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

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Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:

The Class A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:

To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR2” from the list provided.

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Aggregate Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,301
Aggregate Original Principal Balance:	$518,336,833.00	(+/-) 7%
Aggregate Current Principal Balance:	$515,801,469.43	(+/-) 7%
Average Original Loan Balance:	$398,414.17	Approx.
Average Current Loan Balance:	$396,465.39	Approx.
Percent of Interest Only Loans:	85.50%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	1.19%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.591% / 5.844%	(+/-) 7 bps
GWAC Range:	4.125% / 7.250%	Approx.
Index:
One Year LIBOR	89.32%	Approx.
One Year CMT	5.83%	Approx.
Six Month LIBOR	4.85%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.010% / 2.263%	(+/-) 7 bps
One Year CMT	2.498% / 2.750%	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	95.28%	Approx.
Semi-Annually	4.72%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	November 20, 2010	Approx.
Initial Cap:	4.873%	Approx.
Periodic Cap:	1.978%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.038% / 2.290%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.663% / 10.915%	(+/-) 7 bps
Wtd. Avg. Original LTV:	73.08%	Approx.
Wtd. Avg. Combined LTV:	79.20%	Approx.
Percent with Silent Second Lien:	42.16%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	730	Approx.
Geographic Distribution: (>5%)
California	37.87%	Approx.
Virginia	7.07%	Approx.
Maryland	5.20%	Approx.
Illinois	5.19%	Approx.
Originator:
Wells Fargo	89.57%	Approx.
Weichert	4.92%	Approx.
MortgageIT	3.35%	Approx.
Quicken	2.16%	Approx.

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Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,944.82 - 75,000.00	5	325,038.27	0.06	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	0.35	6.002	751	78.07
100,000.01 - 125,000.00	52	5,820,492.75	1.13	6.006	737	76.82
125,000.01 - 150,000.00	67	9,308,576.05	1.80	5.923	724	78.23
150,000.01 - 175,000.00	70	11,394,523.58	2.21	5.836	737	77.51
175,000.01 - 200,000.00	80	14,988,399.15	2.91	5.931	738	74.82
200,000.01 - 225,000.00	64	13,621,468.32	2.64	5.789	723	77.98
225,000.01 - 250,000.00	70	16,686,774.92	3.24	5.977	722	77.84
250,000.01 - 275,000.00	60	15,744,401.02	3.05	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	3.32	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	3.74	5.892	726	78.35
333,700.01 - 350,000.00	24	8,221,882.95	1.59	5.796	729	77.65
350,000.01 - 400,000.00	77	29,058,961.81	5.63	5.795	711	74.47
400,000.01 - 500,000.00	231	105,736,777.59	20.50	5.832	730	72.96
500,000.01 - 600,000.00	175	96,700,529.21	18.75	5.840	731	72.60
600,000.01 - 700,000.00	86	55,822,944.37	10.82	5.952	739	72.65
700,000.01 - 800,000.00	33	24,782,961.60	4.80	5.811	736	70.48
800,000.01 - 900,000.00	16	13,598,979.32	2.64	5.761	741	71.88
900,000.01 - 1,000,000.00	37	36,052,046.03	6.99	5.795	723	65.91
1,000,000.01 - 2,909,578.41	14	19,706,232.58	3.82	5.459	722	65.16
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The average current balance, as of the cut-off date is approximately $396,465.39.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,962.00 - 75,000.00	5	325,038.27	0.06	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	0.35	6.002	751	78.07
100,000.01 - 125,000.00	50	5,585,765.15	1.08	6.041	736	76.79
125,000.01 - 150,000.00	68	9,433,576.05	1.83	5.923	724	78.26
150,000.01 - 175,000.00	68	11,056,558.22	2.14	5.852	737	77.20
175,000.01 - 200,000.00	81	15,134,872.66	2.93	5.920	737	75.05
200,000.01 - 225,000.00	64	13,621,468.32	2.64	5.789	723	77.98
225,000.01 - 250,000.00	69	16,438,774.92	3.19	5.972	721	78.38
250,000.01 - 275,000.00	60	15,744,401.02	3.05	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	3.32	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	3.74	5.892	726	78.35
333,700.01 - 350,000.00	23	7,872,447.20	1.53	5.831	729	77.55
350,000.01 - 400,000.00	76	28,643,382.02	5.55	5.807	711	74.79
400,000.01 - 500,000.00	232	106,047,550.80	20.56	5.827	730	72.87
500,000.01 - 600,000.00	174	95,617,744.90	18.54	5.846	731	72.73
600,000.01 - 700,000.00	89	56,757,081.89	11.00	5.950	739	72.23
700,000.01 - 800,000.00	34	25,480,827.84	4.94	5.786	736	70.74
800,000.01 - 900,000.00	16	13,598,979.32	2.64	5.761	741	71.88
900,000.01 - 1,000,000.00	38	36,506,288.36	7.08	5.790	724	66.07
1,000,000.01 - 3,000,000.00	14	19,706,232.58	3.82	5.459	722	65.16
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The average balance at origination, as of the cut-off date is approximately $398,414.17.

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Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	1,109	461,980,179.77	89.57	5.861	731	72.62
Weichert	82	25,395,921.43	4.92	5.605	727	77.52
MortgageIT	59	17,263,540.97	3.35	5.989	694	76.08
Quicken	51	11,161,827.26	2.16	5.435	720	77.33
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.125 - 4.400	6	2,195,434.85	0.43	4.235	705	73.96
4.500 - 4.900	26	13,170,909.56	2.55	4.719	711	73.14
5.000 - 5.400	134	58,395,608.33	11.32	5.260	722	72.06
5.500 - 5.900	567	229,375,471.74	44.47	5.745	734	72.65
6.000 - 6.400	491	188,132,269.31	36.47	6.144	729	73.47
6.500 - 6.900	73	23,551,325.80	4.57	6.585	724	76.41
7.000 - 7.250	4	980,449.84	0.19	7.030	694	77.12
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average current rate, as of the cut-off date is approximately 5.844%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	1,301	515,801,469.43	100.00	5.844	730	73.08
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
321-360	1,301	515,801,469.43	100.00	5.844	730	73.08
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,301	515,801,469.43	100.00	5.844	730	73.08
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	662	298,332,977.14	57.84	5.827	731	70.62
Yes	639	217,468,492.29	42.16	5.866	728	76.46
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

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Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.10	5.375	781	15.15
20.01 - 25.00	2	700,000.00	0.14	6.000	756	24.36
25.01 - 30.00	5	2,579,559.36	0.50	5.496	740	28.17
30.01 - 35.00	6	3,925,131.07	0.76	5.968	730	33.10
35.01 - 40.00	15	6,184,677.31	1.20	5.645	734	38.12
40.01 - 45.00	15	7,040,495.80	1.36	5.969	740	42.67
45.01 - 50.00	20	9,132,056.70	1.77	5.731	753	48.03
50.01 - 55.00	21	13,391,518.75	2.60	5.481	748	52.76
55.01 - 60.00	39	20,461,525.08	3.97	5.856	739	57.59
60.01 - 65.00	60	30,653,135.95	5.94	5.863	727	62.98
65.01 - 70.00	102	55,317,639.15	10.72	5.876	734	68.53
70.01 - 75.00	151	66,448,243.68	12.88	5.851	725	73.89
75.01 - 80.00	826	287,602,657.63	55.76	5.864	728	79.67
80.01 - 85.00	5	2,260,105.05	0.44	5.456	700	83.10
85.01 - 90.00	20	6,709,806.37	1.30	5.816	708	89.49
90.01 - 95.00	13	2,897,744.13	0.56	5.482	705	94.43
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 73.08%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.10	5.375	781	15.15
20.01 - 30.00	6	2,779,559.36	0.54	5.532	743	27.94
30.01 - 40.00	17	7,382,413.06	1.43	5.845	732	35.17
40.01 - 50.00	30	14,110,841.78	2.74	5.811	740	44.29
50.01 - 60.00	57	31,014,039.75	6.01	5.694	743	54.86
60.01 - 70.00	141	76,188,700.27	14.77	5.860	732	65.13
70.01 - 75.00	119	54,427,367.62	10.55	5.861	727	73.17
75.01 - 80.00	303	127,907,250.14	24.80	5.842	730	78.65
80.01 - 85.00	23	9,408,113.94	1.82	5.777	719	78.89
85.01 - 90.00	172	75,587,946.31	14.65	5.802	727	78.88
90.01 - 95.00	169	52,585,804.89	10.19	5.817	720	80.23
95.01 - 100.00	263	63,912,258.91	12.39	5.991	730	79.71
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 79.20%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
541 - 560	1	956,623.44	0.19	5.250	560	66.66
621 - 640	9	2,568,935.55	0.50	5.616	631	75.32
641 - 660	27	11,883,413.30	2.30	5.625	653	78.33
661 - 680	145	57,247,645.32	11.10	5.824	671	74.67
681 - 700	189	71,625,393.43	13.89	5.895	691	74.08
701 - 750	492	197,050,495.12	38.20	5.845	725	73.17
751 - 800	396	155,866,957.60	30.22	5.854	774	72.02
801 - 821	40	16,734,254.13	3.24	5.854	807	70.03
Not Available	2	1,867,751.54	0.36	5.413	N/A	58.86
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average FICO, as of the cut-off date is approximately 730.

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State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	388	195,341,801.58	37.87	5.877	731	71.54
Virginia	88	36,477,347.93	7.07	5.823	734	73.86
Maryland	61	26,799,210.65	5.20	5.866	718	70.53
Illinois	60	26,781,050.44	5.19	5.683	743	69.64
New Jersey	67	24,793,293.30	4.81	5.799	730	76.31
Florida	64	23,255,294.97	4.51	5.870	726	74.42
Arizona	55	22,861,689.10	4.43	6.082	720	74.52
Washington	59	20,971,733.48	4.07	5.883	732	74.76
Georgia	68	16,495,458.65	3.20	5.883	727	75.14
Oregon	42	13,547,811.11	2.63	5.890	721	75.02
Colorado	44	13,530,288.13	2.62	5.780	750	74.43
Pennsylvania	32	8,662,565.88	1.68	5.583	716	78.78
Texas	21	8,144,483.97	1.58	5.569	717	73.33
Michigan	37	6,825,304.13	1.32	5.851	725	78.85
Massachusetts	15	6,777,195.00	1.31	5.799	742	70.32
North Carolina	22	6,582,569.06	1.28	5.815	730	73.99
South Carolina	24	6,569,457.82	1.27	5.884	732	75.69
New York	14	6,474,792.79	1.26	5.590	702	72.79
Minnesota	18	6,151,444.35	1.19	5.809	717	71.95
Other	122	38,758,677.09	7.51	5.801	728	75.34
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	1,132	460,719,964.31	89.32	5.886	733	72.85
One Year CMT	64	30,084,657.55	5.83	5.230	700	72.83
Six Month LIBOR	105	24,996,847.57	4.85	5.810	705	77.61
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	1,197	491,444,621.86	95.28	5.845	731	72.86
Semi-Annually	104	24,356,847.57	4.72	5.809	705	77.55
	1,301	515,801,469.43	100.00	5.844	730	73.08

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	1,230	483,582,110.75	93.75	5.882	731	73.09
2.501 - 3.000	70	31,899,358.68	6.18	5.268	702	72.81
3.001 - 3.250	1	320,000.00	0.06	5.750	700	79.90
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average margin, as of the cut-off date is approximately 2.290%.

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Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	84	26,161,900.65	5.07	5.595	728	76.96
5.000	1,164	476,444,548.47	92.37	5.850	731	72.74
6.000	53	13,195,020.31	2.56	6.125	693	77.74
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average initial interest rate cap, as of the cut-off date is approximately 4.873%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	51	11,161,827.26	2.16	5.435	720	77.33
2.000	1,250	504,639,642.17	97.84	5.853	730	72.99
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.978%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.625 - 7.900	1	642,664.44	0.12	5.625	685	65.00
9.000 - 9.400	6	2,195,434.85	0.43	4.235	705	73.96
9.500 - 9.900	24	12,706,592.82	2.46	4.713	711	72.53
10.000 - 10.400	116	51,643,131.49	10.01	5.261	722	71.71
10.500 - 10.900	501	210,030,310.46	40.72	5.750	735	72.30
11.000 - 11.400	469	184,502,183.70	35.77	6.111	730	73.22
11.500 - 11.900	133	41,183,502.31	7.98	6.152	727	76.54
12.000 - 12.400	42	10,949,562.45	2.12	6.200	702	78.67
12.500 - 12.900	7	1,534,637.07	0.30	6.736	684	81.58
13.000 - 13.250	2	413,449.84	0.08	7.070	688	74.86
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.915%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	1,230	483,582,110.75	93.75	5.882	731	73.09
2.501 - 3.000	70	31,899,358.68	6.18	5.268	702	72.81
3.001 - 3.250	1	320,000.00	0.06	5.750	700	79.90
	1,301	515,801,469.43	100.00	5.844	730	73.08

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.290%.

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Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
May 2006	1	116,449.84	0.02	7.250	727	87.56
December 2007	2	765,979.22	0.15	5.250	735	58.39
April 2008	1	956,623.44	0.19	5.250	560	66.66
October 2008	1	713,584.84	0.14	5.250	706	74.94
November 2008	1	999,841.22	0.19	5.250	680	40.00
March 2009	1	109,727.60	0.02	4.375	789	74.70
May 2009	2	3,121,605.41	0.61	4.508	725	55.95
October 2009	1	360,000.00	0.07	5.250	734	80.00
January 2010	2	829,788.39	0.16	4.925	700	84.43
March 2010	3	1,273,962.04	0.25	5.061	709	80.61
April 2010	3	2,318,131.80	0.45	5.349	696	77.96
May 2010	7	2,968,197.74	0.58	4.815	682	72.89
June 2010	7	3,742,181.86	0.73	4.926	711	77.45
July 2010	9	3,511,073.56	0.68	5.252	697	64.28
August 2010	35	15,227,133.52	2.95	5.444	721	77.94
September 2010	48	21,577,226.55	4.18	5.517	715	74.14
October 2010	146	45,789,741.40	8.88	5.570	728	73.83
November 2010	150	53,433,079.36	10.36	5.699	721	73.15
December 2010	194	74,170,934.25	14.38	5.976	729	71.60
January 2011	527	212,417,703.33	41.18	6.002	736	73.31
February 2011	158	69,942,504.06	13.56	5.966	734	73.61
March 2011	2	1,456,000.00	0.28	5.388	778	53.21
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	1,024	429,518,652.52	83.27	5.837	730	72.30
Condominium	185	55,087,992.92	10.68	5.889	731	78.14
PUD	66	19,992,134.48	3.88	5.668	721	77.22
Two Family	19	9,162,838.90	1.78	6.221	731	70.14
Four Family	4	1,557,823.30	0.30	6.031	703	73.81
Three Family	2	346,027.31	0.07	5.878	708	70.00
Townhouse	1	136,000.00	0.03	5.500	749	80.00
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	1,188	478,929,205.56	92.85	5.832	729	73.28
Second Home	53	20,685,566.55	4.01	5.887	739	67.93
Investor Property	60	16,186,697.32	3.14	6.137	738	73.80
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	740	273,858,378.98	53.09	5.820	734	77.40
Cash Out Refinance	350	153,753,710.85	29.81	5.915	724	67.70
Rate/Term Refinance	211	88,189,379.60	17.10	5.795	725	69.03
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

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Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	799	299,470,864.13	58.06	5.802	727	74.04
Stated-Full-Verified	418	180,537,506.98	35.00	5.923	729	71.91
Stated-Stated-Verified	69	28,474,888.01	5.52	5.758	754	70.95
Full-Stated-Verified	15	7,318,210.31	1.42	5.923	737	70.73
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	145	74,806,670.05	14.50	5.521	726	70.44
60	702	280,000,248.38	54.28	5.918	733	73.44
120	454	160,994,551.00	31.21	5.864	724	73.67
	1,301	515,801,469.43	100.00	5.844	730	73.08

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	1,263	503,933,813.88	97.70	5.848	730	72.69
GEMICO	7	2,951,419.55	0.57	6.206	737	86.90
United Guaranty	8	2,572,066.00	0.50	5.270	693	89.74
Radian	8	2,214,336.51	0.43	5.652	697	91.23
MGIC	5	1,305,197.41	0.25	5.810	741	92.00
Triad	3	1,224,349.83	0.24	4.895	670	85.97
PMI	1	624,862.27	0.12	5.875	652	90.00
RMIC	3	540,685.93	0.10	5.715	703	94.59
No PMI	2	222,711.05	0.04	6.892	705	88.72
Amerin	1	212,027.00	0.04	4.625	656	95.00
Total	1,301	515,801,469.43	100.00	5.844	730	73.08

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Group I Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	738
Aggregate Original Principal Balance:	$177,186,288.00	(+/-) 7%
Aggregate Current Principal Balance:	$176,970,386.56	(+/-) 7%
Average Original Loan Balance:	$240,089.82	Approx.
Average Current Loan Balance:	$239,797.27	Approx.
Percent of Interest Only Loans:	94.80%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	3.16%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.639% / 5.891%	(+/-) 7 bps
GWAC Range:	4.125% / 7.250%	Approx.
Index:
One Year LIBOR	81.78%	Approx.
One Year CMT	6.74%	Approx.
Six Month LIBOR	11.47%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.023% / 2.276%	(+/-) 7 bps
One Year CMT	2.497% / 2.750%	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	88.53%	Approx.
Semi-Annually	11.47%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	November 18, 2010	Approx.
Initial Cap:	4.771%	Approx.
Periodic Cap:	1.952%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.052% / 2.305%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.789% / 11.042%	(+/-) 7 bps
Wtd. Avg. Original LTV:	76.63%	Approx.
Wtd. Avg. Combined LTV:	86.07%	Approx.
Percent with Silent Second Lien:	56.95%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	724	Approx.
Geographic Distribution: (>5%)
California	22.01%	Approx.
Virginia	7.04%
New Jersey	6.76%
Georgia	6.05%
Florida	5.57%	Approx.
Washington	5.31%	Approx.
Maryland	5.04%	Approx.
Originator:
Wells Fargo	78.90%	Approx.
Weichert	9.41%	Approx.
MortgageIT	6.85%	Approx.
Quicken	4.84%	Approx.

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Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,944.82 - 75,000.00	5	325,038.27	0.18	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	1.03	6.002	751	78.07
100,000.01 - 125,000.00	51	5,710,765.15	3.23	6.037	736	76.86
125,000.01 - 150,000.00	67	9,308,576.05	5.26	5.923	724	78.23
150,000.01 - 175,000.00	70	11,394,523.58	6.44	5.836	737	77.51
175,000.01 - 200,000.00	79	14,796,907.30	8.36	5.933	738	74.76
200,000.01 - 225,000.00	64	13,621,468.32	7.70	5.789	723	77.98
225,000.01 - 250,000.00	69	16,438,774.92	9.29	5.972	721	78.38
250,000.01 - 275,000.00	60	15,744,401.02	8.90	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	9.69	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	10.89	5.892	726	78.35
333,700.01 - 350,000.00	24	8,221,882.95	4.65	5.796	729	77.65
350,000.01 - 400,000.00	77	29,058,961.81	16.42	5.795	711	74.47
400,000.01 - 500,000.00	28	11,875,592.84	6.71	6.005	713	77.19
500,000.01 - 600,000.00	3	1,600,350.00	0.90	5.667	726	72.72
600,000.01 - 642,664.44	1	642,664.44	0.36	5.625	685	65.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

The average current balance, as of the cut-off date is approximately $239,797.27.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
59,962.00 - 75,000.00	5	325,038.27	0.18	6.040	731	60.70
75,000.01 - 100,000.00	20	1,819,167.15	1.03	6.002	751	78.07
100,000.01 - 125,000.00	50	5,585,765.15	3.16	6.041	736	76.79
125,000.01 - 150,000.00	68	9,433,576.05	5.33	5.923	724	78.26
150,000.01 - 175,000.00	68	11,056,558.22	6.25	5.852	737	77.20
175,000.01 - 200,000.00	81	15,134,872.66	8.55	5.920	737	75.05
200,000.01 - 225,000.00	64	13,621,468.32	7.70	5.789	723	77.98
225,000.01 - 250,000.00	69	16,438,774.92	9.29	5.972	721	78.38
250,000.01 - 275,000.00	60	15,744,401.02	8.90	5.904	731	77.36
275,000.01 - 300,000.00	59	17,140,429.97	9.69	5.964	721	75.06
300,000.01 - 333,700.00	61	19,270,882.79	10.89	5.892	726	78.35
333,700.01 - 350,000.00	23	7,872,447.20	4.45	5.831	729	77.55
350,000.01 - 400,000.00	76	28,643,382.02	16.19	5.807	711	74.79
400,000.01 - 500,000.00	30	12,640,608.38	7.14	5.944	713	76.44
500,000.01 - 600,000.00	3	1,600,350.00	0.90	5.667	726	72.72
600,000.01 - 643,500.00	1	642,664.44	0.36	5.625	685	65.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

The average balance at origination, as of the cut-off date is approximately $240,089.82.

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Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	576	139,632,173.80	78.90	5.918	727	76.22
Weichert	64	16,654,278.77	9.41	5.673	727	78.85
MortgageIT	52	12,118,606.73	6.85	6.127	692	77.03
Quicken	46	8,565,327.26	4.84	5.544	718	78.34
Total	738	176,970,386.56	100.00	5.891	724	76.63

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.125 - 4.400	2	698,989.29	0.39	4.183	678	82.60
4.500 - 4.900	12	2,789,803.11	1.58	4.774	685	80.62
5.000 - 5.400	71	19,024,288.97	10.75	5.242	716	77.37
5.500 - 5.900	318	76,447,685.17	43.20	5.747	728	76.47
6.000 - 6.400	277	64,908,719.85	36.68	6.171	726	76.02
6.500 - 6.900	54	12,120,450.33	6.85	6.587	717	78.43
7.000 - 7.250	4	980,449.84	0.55	7.030	694	77.12
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average current rate, as of the cut-off date is approximately 5.891%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	738	176,970,386.56	100.00	5.891	724	76.63
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
321-360	738	176,970,386.56	100.00	5.891	724	76.63
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	738	176,970,386.56	100.00	5.891	724	76.63
Total	738	176,970,386.56	100.00	5.891	724	76.63

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	299	76,185,897.41	43.05	5.905	723	73.83
Yes	439	100,784,489.15	56.95	5.881	725	78.74
Total	738	176,970,386.56	100.00	5.891	724	76.63

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
25.00 - 25.00	1	200,000.00	0.11	6.000	787	25.00
25.01 - 30.00	2	211,000.00	0.12	5.751	706	25.91
35.01 - 40.00	6	1,078,065.70	0.61	5.954	717	37.76
40.01 - 45.00	6	1,795,859.76	1.01	5.927	723	42.62
45.01 - 50.00	9	2,158,490.73	1.22	6.085	740	48.25
50.01 - 55.00	4	1,139,000.80	0.64	5.665	714	52.81
55.01 - 60.00	19	5,284,198.10	2.99	5.874	735	57.99
60.01 - 65.00	19	5,023,598.81	2.84	5.802	731	62.84
65.01 - 70.00	33	9,001,953.98	5.09	5.936	729	68.09
70.01 - 75.00	69	16,300,310.13	9.21	5.866	722	74.05
75.01 - 80.00	542	128,198,976.03	72.44	5.907	724	79.79
80.01 - 85.00	2	669,355.22	0.38	5.980	704	83.15
85.01 - 90.00	13	3,011,833.17	1.70	5.700	699	89.19
90.01 - 95.00	13	2,897,744.13	1.64	5.482	705	94.43
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 76.63%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
25.00 - 30.00	3	411,000.00	0.23	5.872	745	25.47
30.01 - 40.00	6	1,078,065.70	0.61	5.954	717	37.76
40.01 - 50.00	12	3,319,935.08	1.88	6.027	726	45.51
50.01 - 60.00	23	6,267,668.04	3.54	5.852	732	56.42
60.01 - 70.00	41	10,301,533.17	5.82	5.988	734	65.54
70.01 - 75.00	50	12,445,489.53	7.03	5.842	725	74.12
75.01 - 80.00	148	39,507,541.31	22.32	5.920	721	78.58
80.01 - 85.00	14	4,250,023.50	2.40	5.820	712	78.15
85.01 - 90.00	76	18,671,656.54	10.55	5.783	716	80.15
90.01 - 95.00	130	30,299,516.85	17.12	5.767	722	80.66
95.01 - 100.00	235	50,417,956.84	28.49	5.977	729	79.92
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 86.07%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
623 - 640	7	1,532,265.51	0.87	5.584	631	78.06
641 - 660	14	4,247,225.13	2.40	5.516	652	78.46
661 - 680	89	23,441,621.59	13.25	5.818	672	76.59
681 - 700	121	30,972,995.84	17.50	5.901	690	76.86
701 - 750	275	63,977,899.48	36.15	5.948	724	77.08
751 - 800	212	48,094,856.44	27.18	5.891	774	76.02
801 - 821	20	4,703,522.57	2.66	5.863	807	73.08
WtAvg>0 724	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average FICO, as of the cut-off date is approximately 724.

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State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	124	38,958,946.73	22.01	5.920	714	72.95
Virginia	47	12,457,063.66	7.04	5.866	732	76.73
New Jersey	43	11,955,923.47	6.76	5.802	719	78.89
Georgia	57	10,702,502.22	6.05	5.872	728	77.51
Florida	44	9,850,585.17	5.57	5.899	723	77.78
Washington	38	9,398,082.88	5.31	5.893	728	77.81
Maryland	32	8,913,612.77	5.04	5.829	723	73.41
Illinois	36	8,214,194.65	4.64	6.031	735	77.82
Arizona	32	7,760,555.55	4.39	6.123	722	78.07
Colorado	33	7,628,517.59	4.31	5.932	737	79.42
Oregon	30	6,217,221.71	3.51	5.925	732	75.90
Michigan	35	5,872,614.90	3.32	5.861	731	79.81
Pennsylvania	25	5,375,236.10	3.04	5.690	738	80.41
South Carolina	20	3,927,457.82	2.22	5.904	721	78.07
North Carolina	16	3,161,040.07	1.79	5.872	734	75.26
Minnesota	12	2,691,776.14	1.52	5.837	721	74.22
Texas	13	2,322,122.29	1.31	5.605	715	81.48
Alaska	6	2,038,079.16	1.15	5.975	695	80.00
Alabama	9	1,887,962.92	1.07	5.813	740	78.14
Other	86	17,636,890.76	9.97	5.866	725	77.69
Total	738	176,970,386.56	100.00	5.891	724	76.63

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	602	144,732,706.11	81.78	5.929	729	76.22
Six Month LIBOR	96	20,304,347.57	11.47	5.897	704	77.83
One Year CMT	40	11,933,332.88	6.74	5.430	703	79.52
Total	738	176,970,386.56	100.00	5.891	724	76.63

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	642	156,666,038.99	88.53	5.891	727	76.47
Semi-Annually	96	20,304,347.57	11.47	5.897	704	77.83
Total	738	176,970,386.56	100.00	5.891	724	76.63

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	693	163,863,480.51	92.59	5.924	726	76.43
2.501 - 3.000	44	12,786,906.05	7.23	5.482	705	79.02
3.001 - 3.250	1	320,000.00	0.18	5.750	700	79.90
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average margin, as of the cut-off date is approximately 2.305%.

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Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	66	17,420,257.99	9.84	5.655	727	77.95
5.000	622	147,811,108.26	83.52	5.898	726	76.40
6.000	50	11,739,020.31	6.63	6.155	694	77.46
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average initial interest rate cap, as of the cut-off date is approximately 4.771%

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	46	8,565,327.26	4.84	5.544	718	78.34
2.000	692	168,405,059.30	95.16	5.909	724	76.54
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.952%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
7.625 - 7.900	1	642,664.44	0.36	5.625	685	65.00
9.000 - 9.400	2	698,989.29	0.39	4.183	678	82.60
9.500 - 9.900	10	2,325,486.37	1.31	4.753	681	78.80
10.000 - 10.400	61	16,374,477.83	9.25	5.249	716	77.99
10.500 - 10.900	263	62,285,500.85	35.20	5.756	729	76.37
11.000 - 11.400	249	58,087,968.54	32.82	6.128	729	75.49
11.500 - 11.900	103	24,569,649.88	13.88	6.064	724	77.92
12.000 - 12.400	40	10,037,562.45	5.67	6.208	703	78.55
12.500 - 12.900	7	1,534,637.07	0.87	6.736	684	81.58
13.000 - 13.250	2	413,449.84	0.23	7.070	688	74.86
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.042%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	693	163,863,480.51	92.59	5.924	726	76.43
2.501 - 3.000	44	12,786,906.05	7.23	5.482	705	79.02
3.001 - 3.250	1	320,000.00	0.18	5.750	700	79.90
Total	738	176,970,386.56	100.00	5.891	724	76.63

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.305%.

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Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
May 2006	1	116,449.84	0.07	7.250	727	87.56
December 2007	2	765,979.22	0.43	5.250	735	58.39
May 2009	1	212,027.00	0.12	4.625	656	95.00
October 2009	1	360,000.00	0.20	5.250	734	80.00
January 2010	1	320,052.51	0.18	6.000	739	91.48
March 2010	1	362,000.00	0.20	5.250	669	80.00
April 2010	1	368,772.00	0.21	5.250	766	80.00
May 2010	5	1,522,243.76	0.86	4.671	673	77.49
June 2010	1	384,524.81	0.22	5.000	679	79.99
July 2010	7	1,905,334.14	1.08	5.223	684	82.22
August 2010	16	4,658,059.37	2.63	5.429	719	78.53
September 2010	24	5,511,323.25	3.11	5.486	715	77.64
October 2010	112	27,043,332.92	15.28	5.657	722	77.10
November 2010	101	22,964,651.91	12.98	5.894	709	76.97
December 2010	102	22,551,917.11	12.74	5.971	725	76.08
January 2011	284	68,397,382.31	38.65	6.054	732	76.36
February 2011	77	19,370,336.41	10.95	6.022	729	75.68
March 2011	1	156,000.00	0.09	5.500	778	80.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	527	125,827,576.33	71.10	5.884	725	76.11
Condominium	144	33,597,433.87	18.98	5.955	723	78.73
PUD	49	11,554,721.03	6.53	5.692	718	77.71
Two Family	11	3,950,804.72	2.23	6.143	725	73.64
Four Family	4	1,557,823.30	0.88	6.031	703	73.81
Three Family	2	346,027.31	0.20	5.878	708	70.00
Townhouse	1	136,000.00	0.08	5.500	749	80.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	655	157,734,024.80	89.13	5.874	723	76.97
Investor	52	11,526,468.19	6.51	6.150	728	73.71
Second Home	31	7,709,893.57	4.36	5.868	738	73.93
Total	738	176,970,386.56	100.00	5.891	724	76.63

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	461	106,476,110.94	60.17	5.903	729	79.22
Cash-Out Refinance	171	45,933,296.37	25.96	5.948	718	72.08
Rate/Term Refinance	106	24,560,979.25	13.88	5.734	713	73.88
Total	738	176,970,386.56	100.00	5.891	724	76.63

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Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	501	115,919,232.49	65.50	5.842	723	77.37
Stated-Full-Verified	205	52,044,821.87	29.41	6.011	722	75.28
Stated-Stated-Verified	29	8,107,694.77	4.58	5.840	759	74.69
Full-Stated-Verified	3	898,637.43	0.51	5.736	693	75.76
Total	738	176,970,386.56	100.00	5.891	724	76.63

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	37	9,209,970.50	5.20	5.382	712	81.10
60	392	93,880,044.45	53.05	5.965	728	76.35
120	309	73,880,371.61	41.75	5.861	721	76.42
Total	738	176,970,386.56	100.00	5.891	724	76.63

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	710	170,391,454.04	96.28	5.901	725	76.08
Radian	8	2,214,336.51	1.25	5.652	697	91.23
United Guaranty	6	1,701,332.66	0.96	5.313	688	89.60
MGIC	4	728,819.15	0.41	5.660	762	94.57
GEMICO	3	718,270.22	0.41	6.109	702	86.07
RMIC	3	540,685.93	0.31	5.715	703	94.59
Triad	1	240,750.00	0.14	5.750	715	89.99
No PMI	2	222,711.05	0.13	6.892	705	88.72
Amerin	1	212,027.00	0.12	4.625	656	95.00
Total	738	176,970,386.56	100.00	5.891	724	76.63

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Group II Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	563
Aggregate Original Principal Balance:	$341,150,545.00	(+/-) 7%
Aggregate Current Principal Balance:	$338,831,082.87	(+/-) 7%
Average Original Loan Balance:	$605,951.23	Approx.
Average Current Loan Balance:	$601,831.41	Approx.
Percent of Interest Only Loans:	80.64%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.16%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.566% / 5.819%	(+/-) 7 bps
GWAC Range:	4.250% / 6.750%	Approx.
Index:
One Year LIBOR	93.26%	Approx.
One Year CMT	5.36%	Approx.
Six Month LIBOR	1.38%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.004% / 2.257%	(+/-) 7 bps
One Year CMT	2.498% / 2.750%	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	98.80%	Approx.
Semi-Annually	1.20%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	November 22, 2010	Approx.
Initial Cap:	4.927%	Approx.
Periodic Cap:	1.992%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.030% / 2.283%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.596% / 10.849%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.23%	Approx.
Wtd. Avg. Combined LTV:	75.61%	Approx.
Percent with Silent Second Lien:	34.44%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	732	Approx.
Geographic Distribution: (>5%)
California	46.15%	Approx.
Virginia	7.09%	Approx.
Illinois	5.48%	Approx.
Maryland	5.28%	Approx.
Originator:
Wells Fargo	95.14%	Approx.
Weichert	2.58%	Approx.
MortgageIT	1.52%	Approx.
Quicken	0.77%	Approx.

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Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
109,727.60 - 125,000.00	1	109,727.60	0.03	4.375	789	74.70
175,000.01 - 200,000.00	1	191,491.85	0.06	5.750	799	80.00
225,000.01 - 250,000.00	1	248,000.00	0.07	6.250	796	42.01
400,000.01 - 500,000.00	203	93,861,184.75	27.70	5.810	732	72.42
500,000.01 - 600,000.00	172	95,100,179.21	28.07	5.843	731	72.60
600,000.01 - 700,000.00	85	55,180,279.93	16.29	5.956	740	72.74
700,000.01 - 800,000.00	33	24,782,961.60	7.31	5.811	736	70.48
800,000.01 - 900,000.00	16	13,598,979.32	4.01	5.761	741	71.88
900,000.01 - 1,000,000.00	37	36,052,046.03	10.64	5.795	723	65.91
1,000,000.01 - 2,909,578.41	14	19,706,232.58	5.82	5.459	722	65.16
Total	563	338,831,082.87	100.00	5.819	732	71.23

The average current balance, as of the cut-off date is approximately $601,831.41.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
420,000.00 - 500,000.00	202	93,406,942.42	27.57	5.812	732	72.39
500,000.01 - 600,000.00	171	94,017,394.90	27.75	5.849	731	72.73
600,000.01 - 700,000.00	88	56,114,417.45	16.56	5.954	740	72.32
700,000.01 - 800,000.00	34	25,480,827.84	7.52	5.786	736	70.74
800,000.01 - 900,000.00	16	13,598,979.32	4.01	5.761	741	71.88
900,000.01 - 1,000,000.00	38	36,506,288.36	10.77	5.790	724	66.07
1,000,000.01 - 3,000,000.00	14	19,706,232.58	5.82	5.459	722	65.16
Total	563	338,831,082.87	100.00	5.819	732	71.23

The average balance at origination, as of the cut-off date is approximately $605,951.23.

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Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	533	322,348,005.97	95.14	5.837	733	71.06
Weichert	18	8,741,642.66	2.58	5.476	729	74.97
MortgageIT	7	5,144,934.24	1.52	5.663	699	73.84
Quicken	5	2,596,500.00	0.77	5.072	726	73.99
	563	338,831,082.87	100.00	5.819	732	71.23

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.250 - 4.400	4	1,496,445.56	0.44	4.259	718	69.93
4.500 - 4.900	14	10,381,106.45	3.06	4.704	718	71.13
5.000 - 5.400	63	39,371,319.36	11.62	5.269	724	69.49
5.500 - 5.900	249	152,927,786.57	45.13	5.743	737	70.74
6.000 - 6.400	214	123,223,549.46	36.37	6.130	731	72.13
6.500 - 6.750	19	11,430,875.47	3.37	6.583	733	74.27
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average current rate, as of the cut-off date is approximately 5.819%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	563	338,831,082.87	100.00	5.819	732	71.23
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
325-360	563	338,831,082.87	100.00	5.819	732	71.23
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	563	338,831,082.87	100.00	5.819	732	71.23
Total	563	338,831,082.87	100.00	5.819	732	71.23

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	363	222,147,079.73	65.56	5.801	734	69.51
Yes	200	116,684,003.14	34.44	5.854	730	74.49
Total	563	338,831,082.87	100.00	5.819	732	71.23

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Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.15	5.375	781	15.15
20.01 - 25.00	1	500,000.00	0.15	6.000	743	24.10
25.01 - 30.00	3	2,368,559.36	0.70	5.473	743	28.37
30.01 - 35.00	6	3,925,131.07	1.16	5.968	730	33.10
35.01 - 40.00	9	5,106,611.61	1.51	5.580	737	38.19
40.01 - 45.00	9	5,244,636.04	1.55	5.983	746	42.68
45.01 - 50.00	11	6,973,565.97	2.06	5.621	758	47.96
50.01 - 55.00	17	12,252,517.95	3.62	5.464	751	52.76
55.01 - 60.00	20	15,177,326.98	4.48	5.850	741	57.44
60.01 - 65.00	41	25,629,537.14	7.56	5.875	726	63.01
65.01 - 70.00	69	46,315,685.17	13.67	5.865	734	68.62
70.01 - 75.00	82	50,147,933.55	14.80	5.846	726	73.84
75.01 - 80.00	284	159,403,681.60	47.05	5.829	732	79.58
80.01 - 85.00	3	1,590,749.83	0.47	5.235	698	83.08
85.01 - 90.00	7	3,697,973.20	1.09	5.910	714	89.73
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average original loan-to-value ratio, as of the cut-off date is approximately 71.23%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.15 - 20.00	1	497,173.40	0.15	5.375	781	15.15
20.01 - 30.00	3	2,368,559.36	0.70	5.473	743	28.37
30.01 - 40.00	11	6,304,347.36	1.86	5.827	734	34.73
40.01 - 50.00	18	10,790,906.70	3.18	5.745	745	43.92
50.01 - 60.00	34	24,746,371.71	7.30	5.654	745	54.47
60.01 - 70.00	100	65,887,167.10	19.45	5.840	732	65.07
70.01 - 75.00	69	41,981,878.09	12.39	5.866	728	72.89
75.01 - 80.00	155	88,399,708.83	26.09	5.807	735	78.68
80.01 - 85.00	9	5,158,090.44	1.52	5.741	724	79.49
85.01 - 90.00	96	56,916,289.77	16.80	5.808	730	78.46
90.01 - 95.00	39	22,286,288.04	6.58	5.886	718	79.63
95.01 - 100.00	28	13,494,302.07	3.98	6.044	733	78.93
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 75.61%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
541 - 560	1	956,623.44	0.28	5.250	560	66.66
621 - 640	2	1,036,670.04	0.31	5.663	630	71.26
641 - 660	13	7,636,188.17	2.25	5.687	654	78.26
661 - 680	56	33,806,023.73	9.98	5.828	671	73.35
681 - 700	68	40,652,397.59	12.00	5.891	692	71.95
701 - 750	217	133,072,595.64	39.27	5.796	726	71.28
751 - 800	184	107,772,101.16	31.81	5.837	775	70.24
801 - 817	20	12,030,731.56	3.55	5.851	808	68.84
Not Available	2	1,867,751.54	0.55	5.413	N/A	58.86
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average FICO, as of the cut-off date is approximately 732.

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State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	264	156,382,854.85	46.15	5.866	736	71.19
Virginia	41	24,020,284.27	7.09	5.801	734	72.37
Illinois	24	18,566,855.79	5.48	5.529	746	66.02
Maryland	29	17,885,597.88	5.28	5.885	716	69.10
Arizona	23	15,101,133.55	4.46	6.062	720	72.69
Florida	20	13,404,709.80	3.96	5.850	728	71.95
New Jersey	24	12,837,369.83	3.79	5.795	741	73.91
Washington	21	11,573,650.60	3.42	5.875	734	72.28
Oregon	12	7,330,589.40	2.16	5.861	712	74.28
Colorado	11	5,901,770.54	1.74	5.584	767	67.99
Texas	8	5,822,361.68	1.72	5.554	718	70.08
Georgia	11	5,792,956.43	1.71	5.904	725	70.77
Massachusetts	10	5,578,349.53	1.65	5.795	746	68.82
New York	8	5,064,014.41	1.49	5.433	697	71.50
Missouri	7	4,315,512.07	1.27	5.717	752	78.10
Connecticut	7	4,206,482.71	1.24	5.608	708	69.84
Minnesota	6	3,459,668.21	1.02	5.787	715	70.18
North Carolina	6	3,421,528.99	1.01	5.763	726	72.82
Other	31	18,165,392.33	5.36	5.747	723	72.71
Total	563	338,831,082.87	100.00	5.819	732	71.23

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	530	315,987,258.20	93.26	5.866	735	71.31
One Year CMT	24	18,151,324.67	5.36	5.099	698	68.43
Six Month LIBOR	9	4,692,500.00	1.38	5.434	710	76.68
Total	563	338,831,082.87	100.00	5.819	732	71.23

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	555	334,778,582.87	98.80	5.824	733	71.17
Semi-Annually	8	4,052,500.00	1.20	5.365	711	76.15
	563	338,831,082.87	100.00	5.819	732	71.23

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	537	319,718,630.24	94.36	5.860	734	71.38
2.501 - 2.750	26	19,112,452.63	5.64	5.125	699	68.66
	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average margin, as of the cut-off date is approximately 2.283%.

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Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	18	8,741,642.66	2.58	5.476	729	74.97
5.000	542	328,633,440.21	96.99	5.828	733	71.09
6.000	3	1,456,000.00	0.43	5.886	685	80.00
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average initial interest rate cap, as of the cut-off date is approximately 4.927%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	5	2,596,500.00	0.77	5.072	726	73.99
2.000	558	336,234,582.87	99.23	5.825	732	71.21
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.992%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.250 - 9.400	4	1,496,445.56	0.44	4.259	718	69.93
9.500 - 9.900	14	10,381,106.45	3.06	4.704	718	71.13
10.000 - 10.400	55	35,268,653.66	10.41	5.266	725	68.79
10.500 - 10.900	238	147,744,809.61	43.60	5.747	737	70.59
11.000 - 11.400	220	126,414,215.16	37.31	6.103	730	72.18
11.500 - 11.900	30	16,613,852.43	4.90	6.283	733	74.51
12.000 - 12.250	2	912,000.00	0.27	6.116	684	80.00
Total	563	338,831,082.87	100.00	5.819	732	71.23

The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.849%

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	537	319,718,630.24	94.36	5.860	734	71.38
2.501 - 2.750	26	19,112,452.63	5.64	5.125	699	68.66

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.283%.

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Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
April 2008	1	956,623.44	0.28	5.250	560	66.66
October 2008	1	713,584.84	0.21	5.250	706	74.94
November 2008	1	999,841.22	0.30	5.250	680	40.00
March 2009	1	109,727.60	0.03	4.375	789	74.70
May 2009	1	2,909,578.41	0.86	4.500	730	53.10
January 2010	1	509,735.88	0.15	4.250	676	80.00
March 2010	2	911,962.04	0.27	4.986	725	80.86
April 2010	2	1,949,359.80	0.58	5.367	683	77.58
May 2010	2	1,445,953.98	0.43	4.967	690	68.04
June 2010	6	3,357,657.05	0.99	4.917	715	77.16
July 2010	2	1,605,739.42	0.47	5.287	713	42.99
August 2010	19	10,569,074.15	3.12	5.451	722	77.69
September 2010	24	16,065,903.30	4.74	5.528	715	72.94
October 2010	34	18,746,408.48	5.53	5.445	736	69.11
November 2010	49	30,468,427.45	8.99	5.552	731	70.26
December 2010	92	51,619,017.14	15.23	5.979	731	69.64
January 2011	243	144,020,321.02	42.51	5.977	738	71.87
February 2011	81	50,572,167.65	14.93	5.944	735	72.82
March 2011	1	1,300,000.00	0.38	5.375	N/A	50.00
Total	563	338,831,082.87	100.00	5.819	732	71.23

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	497	303,691,076.19	89.63	5.818	732	70.72
Condominium	41	21,490,559.05	6.34	5.785	743	77.22
PUD	17	8,437,413.45	2.49	5.636	725	76.55
Two Family	8	5,212,034.18	1.54	6.280	736	67.48
Total	563	338,831,082.87	100.00	5.819	732	71.23

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	533	321,195,180.76	94.80	5.811	732	71.46
Second Home	22	12,975,672.98	3.83	5.898	740	64.36
Investor	8	4,660,229.13	1.38	6.106	763	74.04
	563	338,831,082.87	100.00	5.819	732	71.23

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	279	167,382,268.04	49.40	5.766	737	76.25
Cash-Out Refinance	179	107,820,414.48	31.82	5.900	727	65.83
Rate/Term Refinance	105	63,628,400.35	18.78	5.819	730	67.16
Total	563	338,831,082.87	100.00	5.819	732	71.23

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Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	298	183,551,631.64	54.17	5.777	730	71.94
Stated-Full-Verified	213	128,492,685.11	37.92	5.887	733	70.55
Stated-Stated-Verified	40	20,367,193.24	6.01	5.726	752	69.46
Full-Stated-Verified	12	6,419,572.88	1.89	5.949	743	70.03
Total	563	338,831,082.87	100.00	5.819	732	71.23

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	108	65,596,699.55	19.36	5.540	728	68.95
60	310	186,120,203.93	54.93	5.895	736	71.97
120	145	87,114,179.39	25.71	5.866	727	71.35
	563	338,831,082.87	100.00	5.819	732	71.23

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	553	333,542,359.84	98.44	5.821	733	70.96
GEMICO	4	2,233,149.33	0.66	6.237	748	87.16
Triad	2	983,599.83	0.29	4.686	659	84.98
United Guaranty	2	870,733.34	0.26	5.187	703	90.00
PMI	1	624,862.27	0.18	5.875	652	90.00
MGIC	1	576,378.26	0.17	6.000	716	88.74
Total	563	338,831,082.87	100.00	5.819	732	71.23

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately